                                                                    EXHIBIT 10.1

================================================================================

                                  $348,000,000

                                CREDIT AGREEMENT

                                      among

                         PENNZOIL-QUAKER STATE COMPANY,

           The Subsidiary Borrowers from Time to Time Parties Hereto,
              The Several Lenders from Time to Time Parties Hereto,

                             THE BANK OF NOVA SCOTIA
                                       and
                      7 DEUTSCHE BANK AG NEW YORK BRANCH,
                           as Co-Documentation Agents,

                               CITICORP USA, INC.,
                              as Syndication Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                          Dated as of November 2, 2001

===============================================================================

                           J.P. MORGAN SECURITIES INC.
                                       and
                           SALOMON SMITH BARNEY INC.,
                      as Co-Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

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SECTION 1.      DEFINITIONS.......................................................................................1

         1.1    Defined Terms.....................................................................................1
         1.2    Other Definitional Provisions....................................................................28

SECTION 2.      AMOUNT AND TERMS OF COMMITMENTS..................................................................29

         2.1    364-Day Revolving Commitments....................................................................29
         2.2    Three-Year Revolving Commitments.................................................................29
         2.3    Procedure for Revolving Loan Borrowing; Participations; Evidence of Debt.........................30
         2.4    Swingline Commitment.............................................................................32
         2.5    Procedure for Swingline Borrowing; Refunding of Swingline Loans..................................32
         2.6    Facility Fees, etc...............................................................................33
         2.7    Termination or Reduction of Commitments..........................................................34
         2.8    L/C Commitment...................................................................................34
         2.9    Procedure for Issuance of Letter of Credit.......................................................35
         2.10   Fees and Other Charges...........................................................................36
         2.11   L/C Participations...............................................................................36
         2.12   Reimbursement Obligation of the Company..........................................................37
         2.13   Obligations Absolute.............................................................................37
         2.14   Letter of Credit Payments........................................................................38
         2.15   Applications; Existing Letter of Credit Documents................................................38
         2.16   Foreign Currency Subfacility.....................................................................38
         2.17   Procedure for Foreign Currency Loan Borrowings...................................................38
         2.18   Foreign Currency Loan Fees, Commissions and Other Charges........................................39
         2.19   Participations in Foreign Currency Loans.........................................................39

SECTION 3.      GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.....................................41

         3.1    Optional Prepayments.............................................................................41
         3.2    Mandatory Prepayments............................................................................41
         3.3    Conversion and Continuation Options..............................................................42
         3.4    Limitations on Eurocurrency Tranches.............................................................43
         3.5    Interest Rates and Payment Dates.................................................................43
         3.6    Computation of Interest and Fees.................................................................44
         3.7    Inability to Determine Interest Rate.............................................................44
         3.8    Pro Rata Treatment and Payments..................................................................45
         3.9    Requirements of Law..............................................................................47
         3.10   Taxes............................................................................................48
         3.11   Indemnity........................................................................................50
         3.12   Mitigation Obligations...........................................................................51
         3.13   Replacement of Lenders...........................................................................51

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         3.14   Foreign Currency Exchange Rate...................................................................52
         3.15   Subsidiary Borrowers.............................................................................52

SECTION 4.      REPRESENTATIONS AND WARRANTIES...................................................................53

         4.1    Financial Condition..............................................................................53
         4.2    No Change........................................................................................54
         4.3    Existence; Compliance with Law...................................................................54
         4.4    Power; Authorization; Enforceable Obligations....................................................54
         4.5    No Legal Bar.....................................................................................54
         4.6    Litigation.......................................................................................55
         4.7    No Default.......................................................................................55
         4.8    Ownership of Property; Liens.....................................................................55
         4.9    Intellectual Property............................................................................55
         4.10   Taxes............................................................................................55
         4.11   Federal Regulations..............................................................................55
         4.12   Labor Matters....................................................................................55
         4.13   ERISA............................................................................................56
         4.14   Investment Company Act; Other Regulations........................................................56
         4.15   Subsidiaries.....................................................................................56
         4.16   Use of Proceeds..................................................................................56
         4.17   Environmental Matters............................................................................57
         4.18   Accuracy of Information, etc.....................................................................58
         4.19   Security Documents...............................................................................58
         4.20   Solvency.........................................................................................58

SECTION 5.      CONDITIONS PRECEDENT.............................................................................59

         5.1    Conditions to Initial Extension of Credit........................................................59
         5.2    Conditions to Each Extension of Credit...........................................................61
         5.3    Additional Conditions to Each Subsidiary Borrower Credit Event...................................61

SECTION 6.      AFFIRMATIVE COVENANTS............................................................................62

         6.1    Financial Statements and Other Information.......................................................62
         6.2    Certificates; Other Information..................................................................63
         6.3    Payment of Obligations...........................................................................64
         6.4    Maintenance of Existence; Compliance.............................................................64
         6.5    Maintenance of Property; Insurance...............................................................64
         6.6    Inspection of Property; Books and Records; Discussions...........................................64
         6.7    Notices..........................................................................................65
         6.8    Environmental Laws...............................................................................66
         6.9    Additional Collateral, etc.......................................................................66
         6.10   Agreements Respecting Unrestricted Subsidiaries..................................................67
         6.11   Post-Closing Matters.............................................................................68

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
SECTION 7.      NEGATIVE COVENANTS...............................................................................69

         7.1    Financial Condition Covenants....................................................................69
         7.2    Indebtedness.....................................................................................70
         7.3    Liens............................................................................................72
         7.4    Fundamental Changes..............................................................................75
         7.5    Disposition of Property..........................................................................76
         7.6    Restricted Payments..............................................................................77
         7.7    Capital Expenditures.............................................................................79
         7.8    Investments......................................................................................79
         7.9    Optional Payments and Modifications of Certain Debt Instruments; Synthetic Purchase Agreements...82
         7.10   Transactions with Affiliates.....................................................................83
         7.11   Changes in Fiscal Periods........................................................................84
         7.12   Negative Pledge Clauses..........................................................................84
         7.13   Clauses Restricting Subsidiary Distributions.....................................................84
         7.14   Lines of Business................................................................................85

SECTION 8.      EVENTS OF DEFAULT................................................................................86


SECTION 9.      THE AGENTS.......................................................................................90

         9.1    Appointment......................................................................................90
         9.2    Delegation of Duties.............................................................................90
         9.3    Exculpatory Provisions...........................................................................90
         9.4    Reliance by Agents...............................................................................91
         9.5    Notice of Default................................................................................91
         9.6    Non-Reliance on Agents and Other Lenders.........................................................91
         9.7    Indemnification..................................................................................92
         9.8    Agent in Its Individual Capacity.................................................................92
         9.9    Successor Administrative Agent...................................................................92
         9.10   Collateral Agent.................................................................................93
         9.11   Co-Documentation Agents and Syndication Agent....................................................93

SECTION 10.     GUARANTEE........................................................................................94

         10.1   Guarantee........................................................................................94
         10.2   No Subrogation, Contribution, Reimbursement or Indemnity.........................................94
         10.3   Amendments, etc. with respect to the Subsidiary Borrower Obligations: Waiver of Rights...........95
         10.4   Guarantee Absolute and Unconditional.............................................................95
         10.5   Reinstatement....................................................................................96

SECTION 11.     MISCELLANEOUS....................................................................................97

         11.1   Amendments and Waivers...........................................................................97
         11.2   Notices..........................................................................................98
         11.3   No Waiver; Cumulative Remedies...................................................................99


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         11.4   Survival of Representations and Warranties.......................................................99
         11.5   Payment of Expenses and Taxes....................................................................99
         11.6   Successors and Assigns; Participations and Assignments..........................................100
         11.7   Adjustments; Set-off............................................................................102
         11.8   Counterparts....................................................................................103
         11.9   Severability....................................................................................103
         11.10  Integration.....................................................................................103
         11.11  GOVERNING LAW...................................................................................104
         11.12  Submission To Jurisdiction; Waivers.............................................................104
         11.13  Acknowledgements................................................................................104
         11.14  Releases of Guarantees and Liens................................................................105
         11.15  Confidentiality.................................................................................105
         11.16  WAIVERS OF JURY TRIAL...........................................................................106
         11.17  Conversion of Currencies........................................................................106
         11.18  Limitation on Obligations of Subsidiary Borrowers...............................................106
         11.19  Interest Rate Limitation........................................................................107
         11.20  Delivery of Addenda.............................................................................107

ANNEX:

A     Pricing Grid

SCHEDULES:

1.1A     Commitments
2.8      Existing Letters of Credit
4.15     Subsidiaries
4.17     Environmental Matters
4.19     UCC Filing Jurisdictions
5.1      Certain Post-Closing Matters
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens
7.10     Existing Affiliate Transaction Agreements
7.13     Agreements Restricting Subsidiary Distributions

EXHIBITS:

A-1      Form of Guarantee and Collateral Agreement
A-2      Form of Shared Collateral Agreement
A-3      Form of Collateral Sharing Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Assignment and Acceptance
E        Form of Legal Opinion of Baker Botts, L.L.P.
F        Form of Exemption Certificate
G        Form of Addendum
H        Form of Borrowing Subsidiary Agreement
I        Form of Borrowing Subsidiary Termination

                  CREDIT AGREEMENT dated as of November 2, 2001, among PENNZOIL-QUAKER STATE COMPANY, a Delaware corporation (the "Company"), the Subsidiary Borrowers (as defined hereinafter) from time to time parties to this Agreement, the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders (the "Lenders"), THE BANK OF NOVA SCOTIA and DEUTSCHE BANK AG NEW YORK BRANCH, as co-documentation agents (in such capacities, the "Co-Documentation Agents"), CITICORP USA, INC., as syndication agent (in such capacity, the "Syndication Agent"), and THE CHASE MANHATTAN BANK, as administrative agent.

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Addendum": an instrument, substantially in the form of Exhibit G, by which a Lender becomes a party to this Agreement as of the Closing Date.

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Administrative Agent": The Chase Manhattan Bank, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

                  "Affected Foreign Currency": as defined in Section 3.7(c).

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the amount of such Lender's 364-Day Revolving Commitment then in effect or, if the 364-Day Revolving Commitments have been terminated, the amount of such Lender's 364-Day Revolving Extensions of Credit then outstanding and (b) the amount of such Lender's Three-Year Revolving Commitment then in effect or, if the Three-Year Revolving Commitments have been terminated, the amount of such Lender's Three-Year Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposures of all Lenders at such time.

                  "Agreement": this Agreement.

                  "Agreement Currency": as defined in Section 11.17.

                  "Applicable Creditor": as defined in Section 11.17.

                  "Applicable Margin": (a) 1.00% per annum, in the case of ABR Loans under the Three-Year Revolving Facility, (b) 2.50% per annum, in the case of Eurocurrency Loans denominated in Dollars under the Three-Year Revolving Facility, (c) 0.00% per annum, in the case of ABR Loans under the 364-Day Revolving Facility and (d) 1.50% per annum, in the case of Eurocurrency Loans under the 364-Day Revolving Facility; provided that, on and after the first Adjustment Date occurring after the Closing Date, the Applicable Margin with respect to ABR Loans and Eurocurrency Loans under the Three-Year Revolving Facility will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the Issuing Lender may reasonably specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Assignee": as defined in Section 11.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit D.

                  "Assignor": as defined in Section 11.6(c).

                  "Available 364-Day Revolving Commitment": as to any 364-Day Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's 364-Day Revolving Commitment then in effect over (b) such Lender's 364-Day Revolving Extensions of Credit then outstanding.

                  "Available Three-Year Revolving Commitment": as to any Three-Year Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Three-Year Revolving Commitment then in effect over (b) such Lender's Three-Year Revolving Extensions of Credit then outstanding.

                  "Benefitted Lender": as defined in Section 11.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrowing Date": any Business Day specified by the Company or a Subsidiary Borrower, as the case may be, as a date on which the Company or such Subsidiary Borrower, as the case may be, requests the relevant Lenders to make Loans hereunder.

                  "Borrowing Subsidiary Agreement": a Borrowing Subsidiary Agreement, substantially in the form of Exhibit H.

                  "Borrowing Subsidiary Termination": a Borrowing Subsidiary Termination, substantially in the form of Exhibit I.

                  "Business": as defined in Section 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided, that (a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with a Foreign Currency Loan, the term "Business Day" shall also exclude any day on which banks in (i) the jurisdiction of the account to which the proceeds of such Loan are to be disbursed and (ii) the jurisdiction in which payments of principal of and interest on such Loan are to made are authorized or required by law to remain closed.

                  "Calculation Date": with respect to each Foreign Currency, the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), provided that (a) the second Business Day preceding each Borrowing Date with respect to any Foreign Currency Loans in a Foreign Currency shall also be a "Calculation Date" with respect to such Foreign Currency and (b) solely for purposes of determining the Dollar Equivalent of the fees payable pursuant to Section 2.18(b), the Business Day immediately preceding the date of such payment shall be a "Calculation Date" with respect to each Foreign Currency.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Capital Lease) from a Person other than the Company or any of its Restricted Subsidiaries of fixed or capital assets or additions to equipment (including capitalized replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries (excluding, without duplication, (i) any such expenditures in connection with normal replacement and maintenance programs properly charged to current operations, (ii) any such expenditures financed with the Net Cash Proceeds of any Disposition (other than a Disposition in connection with a Sale-Leaseback Transaction) permitted under Section 7.5 to the extent such Net Cash Proceeds are used to finance such expenditures within 12 months after such Disposition, (iii) capital expenditures attributable to the purchase price of any Investment permitted under Section 7.8(f) or 7.8(g), (iv) any expenditures financed with the proceeds of casualty insurance so long as such proceeds are used to repair or replace the assets affected by such casualty loss, (v) any such expenditure financed with the proceeds of the issuance of the Company's Capital Stock within six months after such issuance (it being understood that, to the extent such proceeds are used to finance such expenditures, such proceeds may not also be used to make Permitted Acquisitions under Section 7.8(f)) or
(vi) any such expenditure resulting from the receipt of non-cash consideration for any Disposition.

                  "Capital Lease": as defined in the definition of Capital Lease Obligations.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease (a "Capital Lease") of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States or issued by any agency thereof, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of not more than one year from the date of acquisition issued by (i) any Lender, (ii) any commercial bank organized under the laws of the United States or any state thereof which has a rating of "A" or the equivalent thereof by Fitch Investors Services, Inc. ("Fitch") or the long-term debt of which bank is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services ("S&P") or "A" or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") or (iii) any commercial bank having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at the time of acquisition at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing not more than one year from the date of acquisition; (d) to the extent it does not satisfy the requirements of clause
(c) of this definition, commercial paper of an issuer rated at the time of acquisition at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (e) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 7 days, with respect to securities satisfying the requirements of clauses (a), (b), (c), (d) and (f) of this definition; (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (h) shares of Dollar denominated money market funds, as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940, which invest primarily in assets satisfying the requirements of clauses (a) through (g) of this definition; (i) in the case of Subsidiaries doing business outside of the United States, substantially similar investments to those set forth in clauses (a) through (h) above denominated in foreign currencies; provided that references to the United States shall be deemed to mean foreign countries having a sovereign rating of "A" or better from either S&P or Moody's; or (j) overnight bank deposits not to exceed $100,000 at any financial institution organized under the laws of the United States or any state thereof or $350,000 at any financial institution which is not organized under the laws of the United States or any state thereof.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation, and its successors.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is November 2, 2001.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Documentation Agents": as defined in the preamble to this Agreement.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Agent": Chase, in its capacity as (a) collateral agent under the Guarantee and Collateral Agreement for the Lenders and (b) collateral agent under the Shared Collateral Agreement for the Lenders and for the holders of the 9.40% Senior Notes Due 2002, 6.625% Senior Notes Due 2005, 6.75% Senior Notes Due 2009 and 7.375% Senior Debentures Due 2029.

                  "Collateral Agreements": the collective reference to the Guarantee and Collateral Agreement and the Shared Collateral Agreement.

                  "Collateral Sharing Agreement": the Collateral Sharing Agreement to be executed and delivered by the Company and the Collateral Agent, substantially in the form of Exhibit A-3.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

                  "Company": as defined in the preamble to this Agreement.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.9, 3.10, 3.11 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated September 2001 and furnished to certain Lenders.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of the Company, and (e) any other noncash charges, noncash expenses or noncash losses of the Company or any of its Restricted Subsidiaries for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period), provided, however, that cash payments made in such period or in any future period in respect of such noncash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary income or gains determined in accordance with GAAP and (b) any other non-cash income for such period (excluding any income relating to receivables generated in the ordinary course of business and any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above), all as determined on a consolidated basis; provided that, notwithstanding the foregoing, Consolidated EBITDA of the Company for the fiscal quarters ending December 31, 2000, March 31, 2001 and June 30, 2001 shall be equal to $45,600,000, $65,200,000 and $71,700,000, respectively.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total interest expense (whether paid or accrued and including that attributable to Capital Lease Obligations, but net of cash interest income, whether paid or accrued) of the Company and its Restricted Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company (other than as a result of a Redesignation) or is merged into or consolidated with the Company or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary.

                  "Consolidated Net Tangible Assets": at any date, the total amount of assets of the Company and its Restricted Subsidiaries at such date, as determined on a consolidated basis in accordance with GAAP (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any which are, by their terms, extendable or renewable at the option of the obligor thereon to a date more than 12 months after the date as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt premium or discount and expense and other like intangible assets, determined in accordance with GAAP.

                  "Consolidated Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries under stockholders' equity at such date, adjusted to exclude (a) non-cash charges due to impairments recorded in accordance with the Financial Accounting Standards Board's ("FASB's") Statement of Financial Accounting Standards No. 121 and 142, (b) non-cash pension adjustments recorded in accordance with the FASB's Statement of Financial Accounting Standards No. 87, (c) non-cash currency translation adjustments recorded in accordance with the FASB's Statement of Financial Accounting Standards No. 8 and 52 and (d) non-cash mark-to-market adjustments recorded in accordance with the FASB's Statement of Financial Accounting Standards No. 115 and 138, in each case except to the extent that cash payments are made in respect of such non-cash charges and adjustments whether such cash payments are made during the period in which such charges or adjustments are recorded or in any subsequent period prior to the Three-Year Revolving Termination Date.

                  "Consolidated Senior Secured Debt": all Consolidated Total Debt secured by a Lien upon any of the property of the Company or any Restricted Subsidiary.

                  "Consolidated Senior Secured Leverage Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Total Assets": at any date, the total assets of the Company and its Restricted Subsidiaries at such date as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Debt": at any date, (a) the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries at such date to the extent such

Indebtedness should be reflected on a consolidated balance sheet as "debt" or "capital lease obligations" of the Company and its Subsidiaries at such date (other than items which should appear solely in the notes thereto) in accordance with GAAP, provided that Capital Lease Obligations of the Company and its Restricted Subsidiaries, in an aggregate principal amount of up to $70,000,000, shall be excluded from any determination of Consolidated Total Debt, less (b) the aggregate amount of all unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries at such date.

                  "Consolidated Total Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Total Revenues": for any period, the total net revenues of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Continuing Directors": the directors of the Company on the Closing Date, after giving effect to the transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Company is recommended by at least a majority of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (which shall not, in any event, include the creation, incurrence or assumption of a Lien on such property). The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Disqualified Stock": with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

                  (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

                  (iii) is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the Three-Year Revolving Termination Date, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Specified Change of Control or Disposition shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of this Agreement.

                  "Dollar Equivalent": at any time as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

                  "EDGAR System": the Electronic Data Gathering, Analysis and Retrieval system owned and operated by the SEC or any replacement system.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in Dollars (or, in the case of a Eurocurrency Loan that is a Foreign Currency Loan, the applicable Foreign Currency) for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 (or on the Page for the applicable Foreign Currency) of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 (or on the Page for the applicable Foreign Currency) of the Telerate screen (or otherwise on such screen), the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying Eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits (or, in the case of a Eurocurrency Loan that is a Foreign Currency Loan, deposits in the applicable Foreign Currency) at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurocurrency Loans": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

                  "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurocurrency Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurocurrency Tranche": the collective reference to Eurocurrency Loans in the same currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excel Paralubes Partner Loan Agreement": the Partner Loan Agreement dated as of May 22, 1995 among Conoco Inc., Atlas Processing Company, Excel Paralubes and The First National Bank of Chicago, and any amendments thereto permitted under Section 7.9.

                  "Excel Paralubes Sponsor Agreement": the Sponsor Agreement dated as of May 22, 1995 among Atlas Processing Company, Excel Paralubes, Excel Paralubes Funding Corporation and The First National Bank of Chicago, and any amendments thereto permitted under Section 7.9.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Exchange Rate": on any day, with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m., London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars with the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

                  "Excluded Taxes": with respect to the Administrative Agent or any Lender, (a) income or franchise taxes (including penalties and interest payable in respect thereof) imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (b) any branch profits taxes (including penalties and interest payable in respect thereof) imposed by the United States of America under Section 884 of the Code or any substantially similar tax imposed by any other jurisdiction in which the Company or any Subsidiary Borrower is located.

                  "Existing Letters of Credit": as defined in Section 2.8(a).

                  "Existing Senior Indentures": the 1995 Indenture and the 1999 Indenture.

                  "Existing Senior Notes": the 9.40% Senior Notes Due 2002, 6.625% Senior Notes Due 2005, 6.75% Senior Notes Due 2009 and 7.375% Senior Debentures Due 2029.

                  "Extensions of Credit": the collective reference to the 364-Day Revolving Extensions of Credit and the Three-Year Revolving Extensions of Credit.

                  "Facility": each of (a) the 364-Day Revolving Commitments and the extensions of credit made thereunder (the "364-Day Revolving Facility") and
(b) the Three-Year Revolving Commitments and the extensions of credit made thereunder (the "Three-Year Revolving Facility").

                  "Facility Fee Rate": (a) 0.25% per annum, in the case of the 364-Day Revolving Facility, and (b) 0.50% per annum, in the case of the Three-Year Revolving Facility; provided that, on and after the first Adjustment Date occurring after the Closing Date, the Facility Fee Rate with respect to the Three-Year Revolving Facility will be determined pursuant to the Pricing Grid.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Chase from three federal funds brokers of recognized standing selected by it.

                  "Fee Payment Date": the last day of each March, June, September and December and the last day of the 364-Day Revolving Commitment Period or the Three-Year Revolving Commitment Period, as the case may be.

                  "Foreign Currency": each of the lawful currencies of the United Kingdom of Great Britain and Northern Ireland (British Pounds Sterling), the European Union (the euro),

Canada (Canadian Dollar), Australia (Australian Dollar) and any other currency approved by the relevant Foreign Currency Lenders.

                  "Foreign Currency Equivalent": at any time as to any amount denominated in Dollars, the equivalent amount in the relevant Foreign Currency or Currencies as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of such Foreign Currency or Currencies with Dollars on the date of determination thereof.

                  "Foreign Currency Lender": with respect to a particular Foreign Currency, each Three-Year Revolving Lender (or an Affiliate thereof) which is designated as a "Foreign Currency Lender" on Schedule 1.1A.

                  "Foreign Currency Loans": as defined in Section 2.16.

                  "Foreign Currency Participants": with respect to each Foreign Currency Loan, the collective reference to all the Three-Year Revolving Lenders.

                  "Foreign Currency Sublimit": at any time, the lesser of (a) $75,000,000 and (b) the Total Three-Year Revolving Commitments then in effect.

                  "Foreign Subsidiary": any Subsidiary of the Company that is not a Domestic Subsidiary.

                  "Funding Office": the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Company and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Group Members": the collective reference to the Company and its Restricted Subsidiaries.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Company and each Subsidiary Guarantor, substantially in the form of Exhibit A-1.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and all commodity price protection agreements and commodity price hedging agreements.

                  "Home Webpage": the Company's corporate home page on the World Wide Web accessible through the Internet via the universal resource locator identified as "http://www.pzlqs.com" or such other universal resource locator that the Company shall designate in writing to the Administrative Agent as its corporate home page on the World Wide Web.

                  "Immaterial Subsidiary": any Subsidiary of the Company which, together with all other Subsidiaries which are Immaterial Subsidiaries pursuant to this definition, (a) does not own assets with an aggregate value of greater than 1% of the Consolidated Total Assets as of the end of the most recently ended fiscal quarter of the Company, (b) does not generate aggregate revenues of greater than 1% of Consolidated Total Revenues for the four fiscal quarters of the

Company most recently ended, and (c) in which the Company and its Subsidiaries have not made investments, together with investments for all other Immaterial Subsidiaries, exceeding an amount equal to 1% of the Consolidated Total Assets as of the end of the most recently ended fiscal quarter of the Company.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (except accrued expenses or trade payables or payments due under supply or service contracts entered into in the ordinary course of business of such Person), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person which is redeemable for cash at the option of the holder of such preferred Capital Stock, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (excluding Limited Recourse Stock Pledges), and (j) for the purposes of Sections 7.2 and 8(e) only, net obligations of such Person in respect of Hedge Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time, to the extent netting is permitted by such Hedge Agreements). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Indemnified Taxes": Taxes other than Excluded Taxes.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (d) as to any Eurocurrency Loan, the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending seven days (but only, with respect to the 364-Day Revolving Facility, if available to all Lenders under such Facility) or one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending seven days (but only, with respect to the 364-Day Revolving Facility, if available to all Lenders under such Facility) or one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Company may not select an Interest Period for a particular Facility that would extend beyond the anticipated final maturity date of such Facility; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": Chase, in its capacity as issuer of any Letter of Credit, or any successor appointed pursuant to Section 2.8(c), provided that, with respect to any Existing Letter of Credit, the term "Issuing Lender" shall mean the issuer of such Existing Letter of Credit.

                  "Joint Venture": a partnership or joint venture that is not a Subsidiary.

                  "Judgment Currency": as defined in Section 11.17.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit (including the Dollar Equivalent of Letters of Credit issued in Foreign Currencies) and (b) the aggregate amount of drawings under Letters of Credit (including the Dollar Equivalent of drawings in

Foreign Currencies which have not been converted to Dollars) that have not then been reimbursed pursuant to Section 2.12.

                  "L/C Participants": the collective reference to all the Three-Year Revolving Lenders other than the Issuing Lender.

                  "L/C Sublimit": at any time, the lesser of (a) $175,000,000 and (b) the Total Three-Year Revolving Commitments then in effect.

                  "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

                  "Lenders": as defined in the preamble to this Agreement; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender; provided, further, that, for purposes of Sections 3.9, 3.10 and 3.11, all Foreign Currency Lenders shall be deemed to be "Lenders".

                  "Letters of Credit": as defined in Section 2.8(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Limited Recourse Obligations": (a) obligation of the Company or any Restricted Subsidiary to any Joint Venture under take-or-pay or put-or-pay contracts; (b) Limited Recourse Stock Pledges; (c) the extension by the Company or any Restricted Subsidiary of insurance coverage to any Joint Venture; (d) the obligation of Atlas Processing Company (or a successor thereof) to purchase subordinated notes pursuant to the Excel Paralubes Partner Loan Agreement; and (e) the obligations of Atlas Processing Company (or a successor thereof) under the Excel Paralubes Sponsor Agreement to maintain expense reserves, make capital contributions to cover uninsured property losses and to deposit funds in the debt service reserve account.

                  "Limited Recourse Stock Pledge": the pledge, without recourse to the Company or any Restricted Subsidiary, of Capital Stock in any Joint Venture or any Unrestricted Subsidiary to secure Non-Recourse Obligations of such Joint Venture or Unrestricted Subsidiary.

                  "Loan": any loan made by any 364-Day Revolving Lender, Three-Year Revolving Lender, Swingline Lender or Foreign Currency Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents and the Notes.

                  "Loan Parties": each Group Member that is a party to a Loan Document.

                  "London Agent": Chase Manhattan International Limited.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Total 364-Day Revolving Extensions of Credit or Total Three-Year Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, prior to any termination of the 364-Day Revolving Commitments or the Three-Year Revolving Commitments, as the case may be, the holders of more than 50% of the Total 364-Day Revolving Commitments or the Total Three-Year Revolving Commitments, as the case may be).

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole (other than any effects which result solely from an event, development or circumstance that affects the lubricants or automotive consumer products industries as a whole) or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Lender or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Material Subsidiary": (a) any Restricted Subsidiary that (after intercompany eliminations of investments in Subsidiaries, affiliated accounts receivable and intercompany sales) accounts, on a consolidated basis, for more than 5% of the Consolidated Total Assets as of the end of the most recently ended fiscal quarter of the Company, or more than 5% of Consolidated Total Revenues for the four fiscal quarters of the Company most recently ended, and (b) any other Restricted Subsidiary designated by the Company as a Material Subsidiary pursuant to an officers' certificate delivered to the Administrative Agent for such purpose; provided, however, that, without prejudice to Section 6.9(d), in no event shall Atlas Processing Company or any Receivables Entity be a Material Subsidiary.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": in connection with any Disposition, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Disposition, net of:

         (a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Disposition;

         (b) all payments made on any Indebtedness which is secured by a Lien on any assets subject to such Disposition, to the extent required by the terms of such Lien;

         (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Disposition;

         (d) the deduction of appropriate amounts to be held by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Disposition and retained by the Company or any Restricted Subsidiary after such Disposition (such amounts shall be Net Cash Proceeds to the extent and at the time such amounts are no longer held as a reserve); and

         (e) all payments made with respect to liabilities directly associated with the assets which are the subject of such Disposition, including, without limitation, trade payables and other accrued liabilities.

                  "New Senior Note Indenture": the Indenture entered into by the Company and certain of its Subsidiaries in connection with the issuance of the New Senior Notes, together with all instruments and other agreements entered into by the Company or such Subsidiaries in connection therewith.

                  "New Senior Notes": the 10% senior notes of the Company due 2008 issued on the Closing Date pursuant to the New Senior Note Indenture.

                  "9.40% Senior Notes Due 2002": the 9.40% (formerly 8.65%) senior notes of the Company due 2002.

                  "1995 Indenture": the Indenture dated as of October 23, 1995 entered into by the Company pursuant to which the 6.625% Senior Notes Due 2005 were issued, together with all instruments and other agreements entered into by the Company in connection therewith.

                  "1999 Indenture": the Indenture dated as of February 1, 1999 entered into by the Company pursuant to which the 7.375% Senior Debentures Due 2029, the 6.75% Senior Notes Due 2009 and the 9.40% Senior Notes Due 2002 were issued, together with all instruments and other agreements entered into by the Company in connection therewith.

                  "Nonconsenting Lender": as defined in Section 3.13.

                  "Non-Recourse Obligations": Indebtedness, Guarantee Obligations and other obligations of any type (a) as to which neither the Company nor any Restricted Subsidiary (i) is obligated to provide credit support in any form or (ii) is directly or indirectly liable, (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness or Guarantee Obligation of the Company or any Restricted Subsidiary to declare a default on such Indebtedness or Guarantee Obligation of the Company or any Restricted Subsidiary or cause the payment of any such Indebtedness to be accelerated or payable prior to its stated maturity or cause any such Guarantee Obligation to become payable and (c) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

                  "Non-U.S. Lender": as defined in Section 3.10.

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company and the Subsidiary Borrowers to the Administrative Agent or to any Lender or Foreign Currency Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Company or any Subsidiary Borrower pursuant hereto) or otherwise.

                  "Ohio Loan": the Loan Agreement, dated as of September 29, 2000, between the Director of Development of the State of Ohio and Blue Coral, Inc.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 11.6(b).

                  "Participating Lender": as defined in Section 2.3(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Extensions of Credit then outstanding constitutes of the aggregate amount of the Extensions of Credit then outstanding.

                  "Permitted Acquisition": any acquisition (in a single transaction or a series of related transactions) of all of the outstanding Capital Stock of any other Person or all or substantially all of the assets of any other Person or constituting a business unit of any other Person.

                  "Permitted Non-Recourse Indebtedness": Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition or construction by the Company or such Restricted Subsidiary of any property with respect to which:

                  (a) the holders of such Indebtedness agree that they will look solely to the property so acquired or constructed and securing such Indebtedness, and neither the Company nor any Restricted Subsidiary (i) provides direct or indirect credit support, including any undertaking, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired or constructed property) or (ii) is directly or indirectly liable for such Indebtedness; and

                  (b) no default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), according to the terms thereof, any holder (or any representative of any such holder) of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund or maturity.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PLCAC Agreement": the Second Amended and Restated Lube Center Receivable Purchase and Sale Agreement dated as of June 22, 2000 among Pennzoil Lube Center Acceptance Corporation, as Seller, Corporate Receivables Corporation and Liberty Street Funding Corp., as Investors, Citicorp North America, Inc., as Investor Agent, and The Bank of Nova Scotia, and Liberty Agent, as amended by the First Amendment thereto dated as of March 13, 2001 and the Second Amendment thereto dated as of June 14, 2001.

                  "Pricing Grid": the pricing grid attached as Annex A to this Agreement.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Projections": as defined in Section 6.2(c).

                  "Purchase Money Note": a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

                  "Qualified Receivables Transaction": any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted

Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving accounts receivable.

                  "Receivables Entity": a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary makes an Investment pursuant to Section 7.8(i) and to which the Company or any Restricted Subsidiary transfers accounts receivable and related assets pursuant to a Qualified Receivables Transaction) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the board of directors of the Company (as provided below) as a Receivables
Entity:

                  (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                           (i) is guaranteed by the Company or any Restricted
                  Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                           (ii) is recourse to or obligates the Company or any
                  Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

                           (iii) subjects any property or asset of the Company
                  or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (b) with which neither the Company nor any Restricted Subsidiary has any material contact, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

                  (c) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results (except pursuant to Standard Securitization Undertakings).

Any such designation by the board of directors of the Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the board of directors of the Company giving effect to such designation and a certificate from a Responsible Officer of the Company certifying that such designation complied with the foregoing conditions.

                  "Redesignation": any designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the last sentence of the definition of "Unrestricted Subsidiary"; and any designation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the last sentence of the definition of "Restricted Subsidiary".

                  "Refunded Swingline Loans": as defined in Section 2.5.

                  "Register": as defined in Section 11.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Company to reimburse the Issuing Lender pursuant to Section 2.12 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to reduce the Revolving Commitments pursuant to Section 2.7(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Disposition pursuant to Section 7.5(f) in respect of which the Company has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Company (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Disposition pursuant to Section 7.5(f) to acquire assets in accordance with Section 7.5(f).

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets in accordance with Section 7.5(f).

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, acquire assets in accordance with
Section 7.5(f) with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the Total 364-Day Revolving Commitments then in effect or, if the Total 364-Day Revolving Commitments have been terminated, the Total 364-Day Revolving Extensions of Credit then outstanding and (b) the Total Three-Year Revolving Commitments then in effect or, if the Total

Three-Year Revolving Commitments have been terminated, the Total Three-Year Revolving Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Reset Date": as defined in Section 3.14(a).

                  "Responsible Officer": the chief executive officer, president, chief financial officer, treasurer or controller of the Company or a Subsidiary Borrower, as applicable, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of the Company or a Subsidiary Borrower, as applicable, provided that (i) for purposes of Section 6.7, "Responsible Officer" shall include any vice president of the Company or any Subsidiary Borrower who is responsible for compliance with the terms of this Agreement and (ii) for purposes of Sections 2.3(a), 2.5(a) and 2.17(a), "Responsible Officer" shall include any assistant treasurer, director of treasury operations or cash manager of the Company or any Subsidiary Borrower.

                  "Restricted Payments": as defined in Section 7.6.

                  "Restricted Subsidiary": any Subsidiary of the Company other than an Unrestricted Subsidiary. Subject to the right to redesignate certain Restricted Subsidiaries as Unrestricted Subsidiaries in accordance with the definition of "Unrestricted Subsidiary", the Restricted Subsidiaries of the Company as of the Closing Date are designated as Restricted Subsidiaries on
Schedule 4.15. Notwithstanding the foregoing, any Subsidiary of the Company which guarantees the New Senior Notes or the Existing Senior Notes shall be a Restricted Subsidiary. Any Subsidiary designated as an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary, pursuant to an officers' certificate delivered by the Company to the Administrative Agent for such purposes, as long as, after giving effect thereto, no Default or Event of Default has occurred and is continuing and the Company would be in pro forma compliance with the covenants set forth in Section 7.1 and 7.8 as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 after giving effect thereto.

                  "Revolving Commitments": as to any Lender, its 364-Day Revolving Commitment and Three-Year Revolving Commitment.

                  "Revolving Extensions of Credit": as to any Lender, its 364-Day Revolving Extensions of Credit and Three-Year Revolving Extensions of Credit.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans": a 364-Day Revolving Loan or a Three-Year Revolving Loan, as the case may be.

                  "Sale-Leaseback Transaction": any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person (or an Affiliate of such Person) or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Security Documents": the collective reference to the Collateral Agreements, the Collateral Sharing Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "7.375% Senior Debentures Due 2029": the 7.375% senior debentures of the Company due 2029.

                  "Shared Collateral": as defined in the Shared Collateral Agreement.

                  "Shared Collateral Agreement": the Guarantee and Shared Collateral Agreement to be executed and delivered by the Company and each Subsidiary Guarantor which is a party thereto, substantially in the form of Exhibit A-2.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "6.625% Senior Notes Due 2005": the 6.625% senior notes of the Company due 2005.

                  "6.75% Senior Notes Due 2009": the 6.75% senior notes of the Company due 2009.

                  "Slick 50 Companies": as defined in Section 7.5(g).

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control" (or any other defined term having a similar purpose) as defined in the New Senior Note Indenture or the Existing Senior Indentures.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by the Company and any Lender or Lender Affiliate.

                  "Standard Securitization Undertakings": representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of accounts receivables transactions (it being understood that in no event shall Standard Securitization Undertakings include any Guarantee Obligations in respect of principal or interest on the financing for any Qualified Receivables Transaction).

                  "Subsidiary": as to any Person, any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

                  "Subsidiary Borrower": at any time, any Restricted Subsidiary of the Company designated as a Subsidiary Borrower by the Company pursuant to
Section 3.15 that has not ceased to be a Subsidiary Borrower pursuant to such Section or Section 8.

                  "Subsidiary Borrower Obligations": the unpaid principal of and interest on the Foreign Currency Loans and all other obligations and liabilities of the Subsidiary Borrowers to the Agents, the Lenders and the Foreign Currency Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Foreign Currency Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the relevant Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Agent or any Lender that are required to be paid by the Subsidiary Borrowers pursuant to the terms of this Agreement of any other Loan Document).

                  "Subsidiary Guarantor": each Restricted Subsidiary of the Company which is a party to the Guarantee and Collateral Agreement and the Shared Collateral Agreement (and shall not include any Foreign Subsidiaries).

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.4 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

                  "Swingline Lender": Chase, in its capacity as the lender of Swingline Loans.

                  "Swingline Loans": as defined in Section 2.4.

                  "Swingline Participation Amount": as defined in Section 2.5.

                  "Swingline Refunding Date": as defined in Section 2.5.

                  "Syndication Agent": as defined in the preamble to this Agreement.

                  "Synthetic Purchase Agreement": any agreement pursuant to which any Group Member is or may become obligated to make (a) any payment (except as otherwise permitted by Section 7.6 or 7.9) in connection with the purchase by any third party from a Person other than a Group Member of any Capital Stock of any Group Member or any Indebtedness referred to in Section 7.9 or (b) any payment (except as otherwise expressly permitted by Section 7.6 or 7.9) the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided, that no stock compensation or similar plan providing for payments only to current or former directors, officers or employees of any Group Member (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                  "Taxes": any present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "364-Day Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make 364-Day Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "364-Day Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the 364-Day Revolving Commitments is $23,000,000.

                  "364-Day Revolving Commitment Period": the period from and including the Closing Date to the 364-Day Revolving Termination Date.

                  "364-Day Revolving Extensions of Credit": as to any 364-Day Revolving Lender at any time, an amount equal to the aggregate principal amount of all 364-Day Revolving Loans held by such Lender then outstanding.

                  "364-Day Revolving Lender": each Lender that has a 364-Day Revolving Commitment or that holds 364-Day Revolving Loans.

                  "364-Day Revolving Loans": as defined in Section 2.1(a).

                  "364-Day Revolving Percentage": as to any 364-Day Revolving Lender at any time, the percentage which such Lender's 364-Day Revolving Commitment then constitutes of the Total 364-Day Revolving

Commitments or, at any time after the 364-Day Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's 364-Day Revolving Extensions of Credit then outstanding constitutes of the Total 364-Day Revolving Extensions of Credit then outstanding.

                  "364-Day Revolving Termination Date": November 1, 2002.

                  "Three-Year Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Three-Year Revolving Loans and participate in Swingline Loans, Letters of Credit and Foreign Currency Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Three-Year Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Three-Year Revolving Commitments is $325,000,000.

                  "Three-Year Revolving Commitment Period": the period from and including the Closing Date to the Three-Year Revolving Termination Date.

                  "Three-Year Revolving Extensions of Credit": as to any Three-Year Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Three-Year Revolving Loans held by such Lender then outstanding, (b) such Lender's Three-Year Revolving Percentage of the L/C Obligations then outstanding, (c) such Lender's Three-Year Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding and (d) such Lender's Three-Year Revolving Percentage of the Dollar Equivalent of the aggregate principal amount of Foreign Currency Loans then outstanding.

                  "Three-Year Revolving Lender": each Lender that has a Three-Year Revolving Commitment or that holds Three-Year Revolving Extensions of Credit.

                  "Three-Year Revolving Loans": as defined in Section 2.2(a).

                  "Three-Year Revolving Percentage": as to any Three-Year Revolving Lender at any time, the percentage which such Lender's Three-Year Revolving Commitment then constitutes of the Total Three-Year Revolving Commitments or, at any time after the Three-Year Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Three-Year Revolving Extensions of Credit then outstanding constitutes of the Total Three-Year Revolving Extensions of Credit then outstanding.

                  "Three-Year Revolving Termination Date": November 2, 2004.

                  "Total Revolving Commitments": the Total 364-Day Revolving Commitments and the Total Three-Year Revolving Commitments.

                  "Total 364-Day Revolving Commitments": at any time, the aggregate amount of the 364-Day Revolving Commitments then in effect.

                  "Total 364-Day Revolving Extensions of Credit": at any time, the aggregate amount of the 364-Day Revolving Extensions of Credit outstanding at such time.

                  "Total Three-Year Revolving Commitments": at any time, the aggregate amount of the Three-Year Revolving Commitments then in effect.

                  "Total Three-Year Revolving Extensions of Credit": at any time, the aggregate amount of the Three-Year Revolving Extensions of Credit outstanding at such time.

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

                  "United States": the United States of America.

                  "Unrestricted Subsidiary": any Subsidiary of the Company that is designated as an Unrestricted Subsidiary on Schedule 4.15 and any other Subsidiary of the Company that becomes a Subsidiary of the Company after the date hereof which at the time it becomes a Subsidiary is designated as an Unrestricted Subsidiary pursuant to a written notice from the Company to the Administrative Agent, in each case (a) which from and after the Closing Date has not acquired any assets from the Company or any Restricted Subsidiary in violation of this Agreement, (b) which has no Indebtedness, Guarantee Obligations or other obligations other than Non-Recourse Obligations and (c) which has not guaranteed the New Senior Notes, the Existing Senior Notes or any other Indebtedness of the Company or any of its Restricted Subsidiaries. Any Subsidiary designated as a Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, pursuant to an officers' certificate delivered by the Company to the Administrative Agent for such purposes, as long as, after giving effect thereto, no Default or Event of Default has occurred and is continuing and the Company would be in pro forma compliance with the covenants set forth in
Section 7.1 and 7.8 as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 after giving effect thereto.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Company.

                  1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) If there is a Redesignation of any Subsidiary of the Company during any period, Consolidated Interest Expense, Consolidated Net Income, Consolidated Senior Secured Debt and Consolidated Total Debt shall be calculated after giving pro forma effect thereto as if such Redesignation occurred on the first day of such period.

                  (d) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 364-Day Revolving Commitments. (a) Subject to the terms and conditions hereof, each 364-Day Revolving Lender severally agrees to make revolving credit loans denominated in Dollars ("364-Day Revolving Loans") to the Company from time to time during the 364-Day Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's 364-Day Revolving Commitment. During the 364-Day Revolving Commitment Period, the Company may use the 364-Day Revolving Commitments by borrowing, prepaying and reborrowing the 364-Day Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The 364-Day Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.3 and 3.3.

                  (b) The Company shall repay all outstanding 364-Day Revolving Loans on the 364-Day Revolving Termination Date.

                  2.2 Three-Year Revolving Commitments. (a) Subject to the terms and conditions hereof, each Three-Year Revolving Lender severally agrees to make revolving credit loans denominated in Dollars ("Three-Year Revolving Loans") to the Company from time to time during the Three-Year Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to the amount equal to such Lender's Three-Year Revolving Percentage of the sum of (i) the L/C Obligations then outstanding, (ii) the aggregate principal amount of the Swingline Loans then outstanding and (iii) the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans then outstanding, does not exceed the amount of such Lender's Three-Year Revolving Commitment. During the Three-Year Revolving Commitment Period, the Company may use the Three-Year Revolving Commitments by borrowing, prepaying and reborrowing the Three-Year Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Three-Year Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.3 and 3.3.

                  (b) The Company shall repay all outstanding Three-Year Revolving Loans on the Three-Year Termination Date.

                  2.3 Procedure for Revolving Loan Borrowing; Participations; Evidence of Debt. (a) The Company may borrow under the 364-Day Revolving Commitments and the Three-Year Revolving Commitments during the 364-Day Revolving Commitment Period and the Three-Year Revolving Commitment Period, respectively, on any Business Day, provided that a Responsible Officer of the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) whether the Revolving Loans to be borrowed are 364-Day Revolving Loans or Three-Year Revolving Loans, (iii) the requested Borrowing Date and (iv) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available 364-Day Revolving Commitments or Available Three-Year Revolving Commitments, as the case may be, are less than $5,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available 364-Day Revolving Commitments or Available Three-Year Revolving Commitments, as the case may be, are less than $10,000,000, but greater than $5,000,000, such lesser amount which is $5,000,000 or a whole multiple of $1,000,000 in excess thereof); provided, that the Swingline Lender may request, on behalf of the Company, borrowings under the Three-Year Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.5. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each affected Revolving Lender thereof. Each relevant Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the relevant Revolving Lenders and in like funds as received by the Administrative Agent.

                  (b) If, at any time prior to the 364-Day Revolving Termination Date and the payment in full of all 364-Day Revolving Loans on such date, the Revolving Commitments shall have terminated and the Loans shall have become due and payable pursuant to Section 8, (i) each 364-Day Revolving Lender shall purchase for cash an undivided participating interest in the Total Three-Year Revolving Extensions of Credit at such time equal to its Aggregate Exposure Percentage (taking into account any Three-Year Revolving Extensions of Credit made by such 364-Day Revolving Lender at such time) of such Total Three-Year Revolving Extensions of Credit, (ii) each Three-Year Revolving Lender shall purchase for cash an undivided participating interest in the Total 364-Day Revolving Extensions of Credit at such time equal to its Aggregate Exposure Percentage (taking into account any 364-Day Revolving Loans held by such Three-

Year Revolving Lender at such time) of such Total 364-Day Revolving Extensions of Credit and (iii) all amounts owing in Foreign Currencies shall be converted into an amount denominated in Dollars at the applicable Exchange Rate on the date of such conversion in accordance with the terms hereof (and shall thereafter be denominated in Dollars for purposes of this Agreement). The obligation to purchase such participating interests shall be irrevocable and unconditional under any and all circumstances. Each Lender shall pay the purchase price of its undivided participating interests (as determined by the Administrative Agent) by wire transfer of immediately available funds to the Administrative Agent (and the Administrative Agent shall promptly distribute such funds to the relevant Lenders). If any amount required to be paid by any Lender pursuant to this Section 2.3(b) is paid to the Administrative Agent within three Business Days after the date such payment is due (as determined by the Administrative Agent), such Lender shall pay to the Administrative Agent, for the account of the relevant Lenders, on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to this Section 2.3(b) is not made available to the Administrative Agent by such Lender within three Business Days after the date such payment is due (as determined by the Administrative Agent), the relevant Lenders shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Three-Year Revolving Loans which are ABR Loans. A certificate of the Administrative Agent submitted to any such Lender with respect to any amounts owing under this Section 2.3(b) shall be conclusive in the absence of manifest error. Whenever, at any time after the relevant Lenders have received from any other Lender (a "Participating Lender") its purchase price in respect of its participating interest in accordance with this Section 2.3(b), such Lenders receive any payment related to the relevant Extensions of Credit (whether directly from the Company or otherwise, including proceeds of collateral), or any payment of interest on account thereof, such Lenders will distribute to such Participating Lender its pro rata share thereof; provided, however, that in the event that any such payment received by such Lenders shall be required to be returned by such Lenders, the Participating Lender shall return to such Lenders the portion thereof previously distributed by such Lenders to it.

                  (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company or any Subsidiary Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company or the relevant Subsidiary Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company or any Subsidiary Borrower to repay any Loans in accordance with the terms of this Agreement.

                  2.4 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Company under the Three-Year Revolving Commitments from time to time during the Three-Year Revolving Commitment Period by making swing line loans in Dollars ("Swingline Loans") to the Company; provided that
(i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Three-Year Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Company shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Three-Year Revolving Commitments would be less than zero. During the Commitment Period, the Company may use the Swingline Commitment by borrowing, repaying and reborrowing Swingline Loans, all in accordance with the terms and conditions hereof. Except as otherwise agreed by the Swingline Lender and the Company, Swingline Loans shall be ABR Loans only.

                  (b) The Company shall repay all outstanding Swingline Loans on the Three-Year Revolving Termination Date.

                  2.5 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Company desires that the Swingline Lender make Swingline Loans, a Responsible Officer of the Company shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Three-Year Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Company on such Borrowing Date by depositing such proceeds in the account of the Company with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Three-Year Revolving Lender to make, and each Three-Year Revolving Lender hereby agrees to make, a Three-Year Revolving Loan, in an amount equal to such Lender's Three-Year Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Three-Year Revolving Lender shall make the amount of such Three-Year Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Three-Year Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.

                  (c) If prior to the time a Three-Year Revolving Loan would have otherwise been made pursuant to Section 2.5(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Company or if for any other reason, as determined by the Swingline Lender in its sole discretion, Three-Year Revolving Loans may not be made as contemplated by
Section 2.5(b), each Three-Year Revolving Lender shall, on the date such Three-Year Revolving Loan was to have been made pursuant to the notice referred to in Section 2.5(b) (the "Swingline Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Lender's Three-Year Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Three-Year Revolving Loans.

                  (d) Whenever, at any time after the Swingline Lender has received from any Three-Year Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each Three-Year Revolving Lender's obligation to make the Three-Year Revolving Loans referred to in Section 2.5(b) and to purchase participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Company may have against the Swingline Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement or any other Loan Document by the Company, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.6 Facility Fees, etc. (a) The Company agrees to pay to the Administrative Agent for the account of each 364-Day Revolving Lender and Three-Year Revolving Lender a facility fee for the period from and including the date hereof to the last day of the 364-Day Revolving Commitment Period or the Three-Year Revolving Commitment Period, as the case may be, computed at the Facility Fee Rate on the average daily amount of the 364-Day Revolving Commitment and the Three-Year Revolving Commitment of such Lender, in each case whether used or unused, during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December, the 364-Day Revolving Termination Date (with respect to the 364-Day Revolving Facility) and the Three-Year Revolving Termination Date (with respect to the Three-Year Revolving Facility), commencing on the first of such dates to occur after the date hereof.

                  (b) The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Company and the Administrative Agent.

                  2.7 Termination or Reduction of Commitments. (a) The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the 364-Day Revolving Commitments or Three-Year Revolving Commitments or, from time to time, to reduce the amount of the 364-Day Revolving Commitments or Three-Year Revolving Commitments; provided that (a) no such termination or reduction of 364-Day Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the 364-Day Revolving Loans made on the effective date thereof, the Total 364-Day Revolving Extensions of Credit would exceed the Total 364-Day Revolving Commitments and (b) no such termination or reduction of Three-Year Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Three-Year Revolving Loans, Swingline Loans and Foreign Currency Loans made on the effective date thereof, the Total Three-Year Revolving Extensions of Credit would exceed the Total Three-Year Revolving Commitments. Any such reduction shall be in an amount equal to $10,000,000, or a whole multiple thereof, and shall reduce permanently the 364-Day Revolving Commitments and the Three-Year Revolving Commitments, as the case may be, then in effect.

                  (b) If on any date the Company or any Restricted Subsidiary shall receive Net Cash Proceeds from any Disposition pursuant to Section 7.5(f) (unless a Reinvestment Notice shall be delivered in respect thereof) or Section 7.5(g) (unless such Disposition occurs within 180 days after the Closing Date), then such Net Cash Proceeds shall be applied on such date toward the permanent reduction of the Three-Year Revolving Commitments; provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the permanent reduction of the Three-Year Revolving Commitments. Any such reduction of the Three-Year Revolving Commitments shall be accompanied by prepayment of the Three-Year Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Three-Year Revolving Extensions of Credit exceed the amount of the Total Three-Year Revolving Commitments as so reduced, provided that if the aggregate principal amount of Three-Year Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Company shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

                  2.8 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Three-Year Revolving Lenders set forth in Section 2.11(a), agrees to issue letters of credit (together with the Existing Letters of Credit, the "Letters of Credit") for the account of the Company (and, on a joint and several basis, any applicable Subsidiary Borrower), on any Business Day during the Three-Year Revolving

Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Sublimit or (ii) the aggregate amount of the Available Three-Year Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or a Foreign Currency, (ii) have a face amount of at least $100,000 or the Foreign Currency Equivalent thereof (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Three-Year Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional periods of up to one year (which shall in no event extend beyond the date referred to in clause (y) above). The letters of credit identified on Schedule 2.8 (the "Existing Letters of Credit") shall be deemed to be "Letters of Credit" issued on the Closing Date for all purposes of this Agreement and the other Loan Documents.

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (c) The Issuing Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Three-Year Revolving Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Lender. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and
(ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  2.9 Procedure for Issuance of Letter of Credit. The Company may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein a request therefor, and such other Applications, certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any such request, the Issuing Lender will process such request and the Applications, certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the request therefor and all such other Applications, certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Company. The Issuing Lender shall furnish a copy of such Letter of Credit to the Company promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Three-Year Revolving Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  2.10 Fees and Other Charges. (a) The Company will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Three-Year Revolving Facility, shared ratably among the Three-Year Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Company shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the Issuance Date.

                  (b) In addition to the foregoing fees, the Company shall, within 30 days after demand, pay or reimburse the Issuing Lender for such out-of-pocket and documented normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  2.11 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Three-Year Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Three-Year Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 2.11(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 2.11(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Three-Year Revolving Loans which are ABR Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.11(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  2.12 Reimbursement Obligation of the Company. The Company agrees to reimburse the Issuing Lender on the Business Day next succeeding the Business Day on which the Issuing Lender notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (other than Excluded Taxes). Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds, provided that if the Company does not reimburse the Issuing Lender for any draft paid by the Issuing Lender under any Letter of Credit issued by such Issuing Lender in a Foreign Currency on the date required pursuant to the first sentence of this Section 2.12, the Issuing Lender shall convert such Reimbursement Obligation into Dollars at the rate of exchange then available to the Issuing Lender in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted and the Company shall thereafter be required to reimburse the Issuing Lender in Dollars for such Reimbursement Obligation (in the amount so converted). Interest shall be payable on any such amounts denominated in Dollars from the date on which the relevant draft is paid until payment in full at the rate set forth in: (i) until the Business Day next succeeding the date of the relevant notice, Section 3.5(b) and (ii) thereafter, Section 3.5(c). Interest shall be payable on any such amounts denominated in a Foreign Currency from the date on which the relevant draft is paid until payment in full or conversion to Dollars as provided herein at the rate determined by the Issuing Lender as its cost of funding such payment.

                  2.13 Obligations Absolute. The Company's obligations under Sections 2.8 through 2.15 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Company also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Company's Reimbursement Obligations under Section 2.12 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Company agrees that any action taken or omitted by the

Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Lender to the Company.

                  2.14 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  2.15 Applications; Existing Letter of Credit Documents. To the extent that any provision of any Application related to any Letter of Credit (or any other certificate, document or other papers required to be delivered pursuant to Section 2.9) is inconsistent with the provisions of Sections 2.8 through 2.14 and 3.9 and 3.10, the provisions of Sections 2.8 through 2.14 and
3.9 and 3.10 shall apply. All representations, warranties, covenants, defaults, remedies, indemnifications and compensation regarding Letters of Credit shall be exclusively set forth in the Loan Documents. From and after the Closing Date, each Issuing Lender in respect of the Existing Letters of Credit agrees that the reimbursement agreements related thereto shall be of no further force and effect, and shall be superceded hereby.

                  2.16 Foreign Currency Subfacility. Subject to the terms and conditions hereof, the Foreign Currency Lenders agree to make loans in one or more Foreign Currencies to the Company or any Subsidiary Borrower from time to time during the Three-Year Revolving Commitment Period, provided that, (i) after giving effect to any such Foreign Currency Loan, the Total Three-Year Revolving Extensions of Credit at such time do not exceed the Three-Year Revolving Commitments at such time, (ii) after giving effect to such Foreign Currency Loan and the use of proceeds thereof, the Dollar Equivalent of the aggregate outstanding principal amount of Foreign Currency Loans does not exceed the Foreign Currency Sublimit. During the Three-Year Revolving Commitment Period, the Company and the Subsidiary Borrowers may borrow, prepay and reborrow Foreign Currency Loans in whole or in part, all in accordance with the terms and conditions hereof.

                  2.17 Procedure for Foreign Currency Loan Borrowings. The Company and each Subsidiary Borrower may borrow under Section 2.16 during the Three-Year Revolving Commitment Period on any Business Day, provided that a Responsible Officer of the Company or such Subsidiary Borrower or its authorized designee shall give the London Agent irrevocable notice (which notice must be received by the London Agent prior to 10:00 A.M., London time, three Business Days prior to the requested Borrowing Date) specifying (a) the amount to be borrowed and the Foreign Currency with respect thereto, (b) the requested Borrowing Date and (c) the initial Interest Periods with respect thereto. Upon receipt of such notice, the London Agent shall promptly notify each Foreign Currency Lender thereof and of the amount of such Foreign Currency Lender's Loan to be made as part of the requested borrowing. Each borrowing of Foreign Currency Loans shall be in a minimum amount equal to the Foreign Currency Equivalent of $250,000 in the relevant Foreign Currency or a whole multiple thereof. Each

Foreign Currency Lender shall make each Foreign Currency Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 A.M., London time, to the account of the London Agent most recently designated by it for such purposes for Foreign Currency Loans by notice to the Foreign Currency Lenders. The London Agent will make such Foreign Currency Loans available to the Company or the relevant Subsidiary Borrower, as the case may be, by promptly crediting the amounts so received, in like funds, to an account of the Company or such Subsidiary Borrower maintained with the London Agent.

                  2.18 Foreign Currency Loan Fees, Commissions and Other Charges. (a) The Company shall (or shall cause each Subsidiary Borrower to) pay to each Foreign Currency Lender with respect to each Foreign Currency Loan made by such Foreign Currency Lender, for the account of such Foreign Currency Lender, a fronting fee with respect to the period from and including the date of such Foreign Currency Loan to but excluding the date of repayment thereof computed at a rate of 0.125% per annum on the average daily principal amount of such Foreign Currency Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable in the applicable Foreign Currency in arrears on each Fee Payment Date to occur after the making of such Foreign Currency Loan and on the Three-Year Revolving Termination Date (or on such earlier date as the Three-Year Revolving Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (b) The Company shall pay to the Administrative Agent for the account of the Foreign Currency Participants, a participation fee with respect to each Foreign Currency Loan for the period from and including the date of such Foreign Currency Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of Eurocurrency Loans from time to time in effect on the average daily principal amount of such Foreign Currency Loan outstanding during the period for which such fee is calculated. Such fee shall be shared ratably among the Foreign Currency Participants in accordance with their respective Three-Year Revolving Percentages. Such commission shall be payable in Dollars (based on the Dollar Equivalent of the amount calculated as set forth above) in arrears on each Fee Payment Date to occur after the making of such Foreign Currency Loan and on the Three-Year Revolving Termination Date (or on such earlier date as the Three-Year Revolving Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Foreign Currency Lender and the Foreign Currency Participants all fees received by the Administrative Agent for their respective accounts pursuant to this section.

                  2.19 Participations in Foreign Currency Loans. (a) Each Foreign Currency Lender irrevocably agrees to grant and hereby grants to each Foreign Currency Participant, and, to induce such Foreign Currency Lender to make Foreign Currency Loans hereunder, each such Foreign Currency Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Foreign Currency Lender, on the terms and conditions set forth below, for such Foreign Currency Participant's own account and risk, an undivided interest equal to such Foreign Currency Participant's Three-Year Revolving Percentage in such Foreign Currency Lender's obligations and rights under and in respect of each Foreign Currency Loan made by such Foreign Currency Lender hereunder. If any amount in respect of the principal, interest or fees owing to such Foreign Currency Lender in respect of a Foreign Currency Loan is not paid when due in accordance with the terms of this Agreement, such unpaid amount shall be converted into an amount denominated in Dollars at the applicable Exchange Rate on the date of such conversion, as determined by the Administrative Agent in accordance with the terms hereof (and shall thereafter be denominated in Dollars for purposes of this Agreement), and each such Foreign Currency Participant hereby unconditionally and irrevocably agrees to pay to the Administrative Agent for the account of such Foreign Currency Lender upon demand an amount in Dollars equal to such Foreign Currency Participant's Three-Year Revolving Percentage of such unpaid amount denominated in Dollars. Each Foreign Currency Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Foreign Currency Participant, the Company or any Subsidiary Borrower may have against any Foreign Currency Lender, the Company, any Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary Borrower, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. In the event that it would be illegal for a Foreign Currency Participant to purchase and remit to any Foreign Currency Lender the relevant Foreign Currency or if the relevant Foreign Currency is not available to it, the Foreign Currency Participant may pay such Foreign Currency Lender the Dollar Equivalent of the amount in the relevant Foreign Currency, determined as of the date of the relevant payment.

                  (b) If any amount required to be paid by any Foreign Currency Participant to any Foreign Currency Lender pursuant to Section 2.19(a) is not paid to such Foreign Currency Lender when due but is paid within three Business Days after the date such payment is due, such Foreign Currency Participant shall pay to such Foreign Currency Lender on demand an amount equal to the product of
(i) such amount, times (ii) the Eurocurrency Rate in respect of the related Foreign Currency during the period from and including the date such payment is required to the date on which such payment is immediately available to such Foreign Currency Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any Foreign Currency Participant pursuant to Section 2.19(a) is not in fact made available to any Foreign Currency Lender by such Foreign Currency Participant within three Business Days after the date such payment is due, such Foreign Currency Lender shall be entitled to recover from such Foreign Currency Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence plus the Applicable Margin in respect of Three-Year Revolving Loans which are ABR Loans. A certificate of any Foreign Currency Lender submitted to any Foreign Currency Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Foreign Currency Lender has received from any Foreign Currency Participant the full amount owing by such Foreign Currency Participant pursuant to and in accordance with Section 2.19(a) in respect of any Foreign Currency Loan, such Foreign Currency Lender receives any payment related to such Foreign Currency Loan (whether directly from the Company or the relevant Subsidiary Borrower or otherwise, as the case may be, including proceeds of collateral applied thereto by such Foreign Currency Lender), or any payment of interest on account thereof, such Foreign Currency Lender will distribute to such Foreign Currency Participant its pro rata share thereof; provided, however, that if any such payment received by any Foreign Currency Lender shall be required to be returned by such Foreign Currency Lender, each Foreign Currency Participant shall return to such Foreign Currency Lender the portion thereof previously distributed by such Foreign Currency Lender to it.

    SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

                  3.1 Optional Prepayments. (a) The Company may at any time and from time to time prepay the Loans (other than Foreign Currency Loans), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurocurrency Loans denominated in Dollars and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans denominated in Dollars or ABR Loans; provided, that if a Eurocurrency Loan denominated in Dollars is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company shall also pay any amounts owing pursuant to
Section 3.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of 364-Day Revolving Loans and Three-Year Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  (b) The Company or a Subsidiary Borrower may at any time and from time to time prepay Foreign Currency Loans, in whole or in part, without premium or penalty except as specified in Section 3.11, upon irrevocable notice (which notice must be received by the London Agent prior to 11:00 A.M., London time, three Business Days before the date of prepayment) specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 3.11 and accrued interest to such date on the amount prepaid. Partial prepayments of Foreign Currency Loans shall be in a minimum principal amount equal to the Foreign Currency Equivalent of $1,000,000 in the relevant Foreign Currency or a multiple of the Foreign Currency Equivalent of $1,000,000 in the relevant Foreign Currency in excess thereof.

                  3.2 Mandatory Prepayments. (a) If, on any day, (i) the Dollar Equivalent of the aggregate outstanding principal amount of Foreign Currency Loans exceeds an amount equal to 103% of the Foreign Currency Sublimit, (ii) the Total 364-Day Revolving Extensions of Credit exceed the 364-Day Revolving Commitments on such date or (iii) the Total Three-Year Revolving Extensions of Credit exceed the Three-Year Revolving Commitments on such date, the Company shall, without notice or demand, immediately repay (or cause the relevant Subsidiary Borrower to repay) such of the outstanding Loans in an aggregate principal amount such that, after giving effect thereto, (x) the Dollar Equivalent of the aggregate outstanding principal amount of Foreign Currency Loans does not exceed the Foreign Currency Sublimit, (y) the Total 364-Day Revolving Extensions of Credit do not exceed the 364-Day Revolving

Commitments and (z) the Total Three-Year Revolving Extensions of Credit do not exceed the Three-Year Revolving Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 3.11 in connection therewith. Any prepayment of Three-Year Revolving Loans pursuant to clause (iii) of the immediately preceding sentence shall first be applied to prepay any outstanding Swingline Loans. The Company may in lieu of prepaying Foreign Currency Loans in order to comply with this paragraph deposit amounts in the relevant Foreign Currency Currencies in a Cash Collateral Account in accordance with the next succeeding sentence equal to the aggregate principal amount of Foreign Currency Loans required to be prepaid. To the extent that after giving effect to any prepayment of Loans required by this paragraph, the Total Three-Year Revolving Extensions of Credit at such time exceed the Three-Year Revolving Commitments at such time, the Company shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (A) the sum of the aggregate then outstanding L/C Obligations and the aggregate principal amount of Foreign Currency Loans then outstanding and (B) the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which are or become due thereafter and/or to repay Foreign Currency Loans at the end of the Interest Periods therefor, provided that, (x) the Administrative Agent shall release to the Company from time to time such portion of the amount on deposit in the Cash Collateral Account to the extent such amount is not required to be so deposited in order for the Company to be in compliance with this paragraph and (y) the Administrative Agent may so apply such cash at any time after the occurrence and during the continuation of an Event of Default. "Cash Collateral Account" means an account specifically established by the Company with the Administrative Agent for purposes of this
Section 3.2 and hereby pledged to the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 3.2.

                  (b) The Company shall prepay Loans and cash collateralize L/C Obligations to the extent required by Section 2.7(b).

                  3.3 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurocurrency Loans denominated in Dollars to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert ABR Loans to Eurocurrency Loans denominated in Dollars by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurocurrency Loan denominated in Dollars when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company or the relevant Subsidiary Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan denominated in Dollars under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Company or the relevant Subsidiary Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso any such Loans denominated in Dollars shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and, if the Company or the relevant Subsidiary Borrower shall fail to give such notice of continuation of a Foreign Currency Loan, such Foreign Currency Loan shall be automatically continued for an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  3.4 Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than twenty Eurocurrency Tranches under all Facilities shall be outstanding at any one time.

                  3.5 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus, in the case of Eurocurrency Loans denominated in Dollars, the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Three-Year Revolving Loans which are ABR Loans plus 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (A) the rate then applicable to Three-Year Revolving Loans (or 364-Day Revolving Loans, as the case may be) which are ABR Loans plus 2%, in the case of amounts that are owing in Dollars, or (B)(I) the Eurocurrency Rate in respect of the relevant Foreign Currency plus (II) 2%, in the case of amounts owing that are denominated in Foreign Currencies, in each case with respect to clauses (i) and (ii) above from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  3.6 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to (i) ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate and (ii) Foreign Currency Loans denominated in British Pounds Sterling, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the affected Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company, the Subsidiary Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.5(a).

                  3.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company and the Subsidiary Borrowers, absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of any Facility or any Foreign Currency Lender that the Eurocurrency Rate determined or to be determined for such Interest Period in respect of any Eurocurrency Loan will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, or

                  (c) a Foreign Currency Lender shall have determined (which determination shall be conclusive and binding upon the Company and the Subsidiary Borrowers, absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period in respect of any Foreign Currency (any such Foreign Currency is referred to as an "Affected Foreign Currency"), the Administrative Agent (or the relevant Foreign Currency Lender in the case of clause (c) above) shall give telecopy or telephonic notice thereof to the Company and the Lenders (and, in the case of any notice by a Foreign Currency Lender, the Administrative Agent) as soon as practicable thereafter. If such notice is given (y) pursuant to clause (a) or (b) of this Section 3.7 in respect of Eurocurrency Loans denominated in Dollars, then (i) any Eurocurrency Loans denominated in Dollars under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans denominated in Dollars shall be continued as ABR Loans and (iii) any outstanding Eurocurrency Loans denominated in Dollars under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (z) in respect of any Foreign Currency Loans, then (i) any Foreign Currency Loans in an Affected Foreign Currency requested to be made on the first day of such Interest Period shall not be made and (ii) any outstanding Foreign Currency Loans in an Affected Foreign Currency shall be due and payable on the first day of such Interest Period. Until such notice has been withdrawn by the Administrative Agent (or the relevant Foreign Currency Lender in the case of clause (c) above), no further Eurocurrency Loans denominated in Dollars under the relevant Facility or Foreign Currency Loans in an Affected Foreign Currency shall be made or continued as such, nor shall the Company or any Subsidiary Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.

                  3.8 Pro Rata Treatment and Payments. (a) Each borrowing by the Company from the Lenders hereunder (other than the Foreign Currency Lenders), each payment by the Company on account of any facility fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective 364-Day Revolving Percentages or Three-Year Revolving Percentages of the relevant Lenders, as the case may be. Each borrowing by the Company or any Subsidiary Borrower from the Foreign Currency Lenders, each payment by the Company or any Subsidiary Borrower on account of any fronting fee and any reduction of the Foreign Currency Sublimit shall be made pro rata to the Foreign Currency Lenders.

                  (b) Each payment (including each prepayment) by the Company on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective 364-Day Revolving Percentages or the Three-Year Revolving Percentages of the relevant Lenders, as the case may be. Each payment (including each prepayment) by the Company or any Subsidiary Borrower on account of principal of and interest on the Foreign Currency Loans shall be made pro rata according to the respective outstanding principal amounts of the Foreign Currency Loans then held by the Foreign Currency Lenders.

                  (c) All payments (including prepayments) to be made by the Company or any Subsidiary Borrower, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim (provided that nothing herein shall be construed as a waiver of any applicable counterclaims) and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars (except as provided in Section 2.18(a)) and in immediately available funds (or, in the case of principal, interest or fronting fees relating to Foreign Currency Loans, to the London Agent, for the account of the Foreign Currency Lenders, at its offices at Trinity Tower, 9 Thomas More Street, London, England E19YT prior to 2:00 P.M., London time). The Administrative Agent or the London Agent, as applicable, shall distribute such payments to the Lenders or the Foreign Currency Lenders, as applicable, promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (d) Unless the Administrative Agent or the London Agent, as applicable, shall have been notified in writing by any Lender or Foreign Currency Lender prior to a borrowing that such Lender or Foreign Currency Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent or the London Agent, the Administrative Agent or the London Agent, as applicable, may assume that such Lender or Foreign Currency Lender is making such amount available to the Administrative Agent or the London Agent, as applicable, and the Administrative Agent or the London Agent may, in reliance upon such assumption, make available to the Company or the relevant Subsidiary Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. If such amount is not made available to the London Agent by the required time on the Borrowing Date therefor, such Foreign Currency Lender shall pay to the London Agent, on demand, such amount with interest thereon at a rate per annum reasonably determined by the London Agent to be the cost to it of funding such amount for the period until such Lender makes such amount immediately available to the London Agent. A certificate of the Administrative Agent or the London Agent submitted to any Lender or any Foreign Currency Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Company.

                  (e) Unless the Administrative Agent or the London Agent shall have been notified in writing by the Company or a Subsidiary Borrower prior to the date of any payment due to be made by the Company or such Subsidiary Borrower hereunder that the Company or such Subsidiary Borrower will not make such payment to the Administrative Agent or the London Agent, as applicable, the Administrative Agent or the London Agent may assume that the Company or such Subsidiary Borrower is making such payment, and the Administrative Agent or the London Agent, as applicable, may, but shall not be required to, in reliance upon such assumption, make available to the Lenders or the Foreign Currency Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Company within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. If such payment is not made to the London Agent by the Company or such Subsidiary Borrower within three Business Days after such due date, the London Agent shall be entitled to recover, on demand, from each Foreign Currency Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at a rate per annum reasonably determined by the London Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent, the London Agent, any Lender or any Foreign Currency Lender against the Company or any Subsidiary Borrower.

                  3.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made or issued subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Excluded Taxes covered by Section 3.10 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or participating in Foreign Currency Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall (or shall cause the relevant Subsidiary Borrower to) promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority (including the Mandatory Liquid Asset requirements of the Bank of England or any similar requirement) or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case issued or made subsequent to the date hereof, shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall (or shall cause the relevant Subsidiary Borrower to) pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the calculation thereof shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Company in writing of the circumstances giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) The obligations of the Company and the Subsidiary Borrowers pursuant to this Section shall survive the termination of this Agreement, the termination of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

                  (f) Notwithstanding anything herein to the contrary, in the event that any Lender designates a different lending office than the lending office of such Lender as of the Closing Date, so long as no Default has occurred and is continuing, the Company shall not be liable to pay or compensate such Lender under any provision of Section 3.9 or 3.10 in an amount in excess of that for which the Company would have been liable had such designation not been made unless such designation was made (1) with the Company's prior written consent or
(2) by reason of such Lender's having been required by Section 3.12 to designate a new lending office.

                  3.10 Taxes. (a) Any and all payments by or on account of any obligation of the Company or any Subsidiary Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company or any Subsidiary Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that the Administrative Agent or Lender receives (after payment of all Indemnified Taxes or Other Taxes) an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company or Subsidiary Borrower shall make such deductions and (iii) the Company or Subsidiary Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Notwithstanding the foregoing, the Company and the Subsidiary Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Indemnified Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (e) or (f) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company or the Subsidiary Borrowers with respect to such Indemnified Taxes pursuant to this paragraph.

                  (b) In addition, the Company and the Subsidiary Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Company or the Subsidiary Borrowers shall indemnify the Administrative Agent and each Lender, within 20 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Company or any Subsidiary Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate setting forth in reasonable detail the amount and nature of such payment or liability delivered to the Company or any Subsidiary Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) Whenever any Indemnified Taxes or Other Taxes are payable by the Company or any Subsidiary Borrower, as promptly as possible thereafter the Company or the relevant Subsidiary Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Company or such Subsidiary Borrower showing payment thereof or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Company or any Subsidiary Borrower fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company and such Subsidiary Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (e) Each of the Administrative Agent and the Lenders represents that, as of the date hereof, it is either (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement. Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Company or any Subsidiary Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (f) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Company or any Subsidiary Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (g) To the extent any Lender or the Administrative Agent receives a refund in respect of any amounts paid by the Company or any Subsidiary Borrower pursuant to this Section 3.10, which refund is clearly identified as specifically relating to any Indemnified Tax or Other Tax that was incorrectly or illegally asserted in connection with this Agreement, it shall promptly notify the Company or Subsidiary Borrower of such refund and shall, within 15 days of receipt, if no Default or Event of Default shall have occurred and be continuing, repay such refund to the Company or Subsidiary Borrower net of all out-of-pocket expenses of such Lender or the Administrative Agent; provided, however, that the Company or the Subsidiary Borrower, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Company or the Subsidiary Borrower to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund; provided, further, that nothing in this Section 3.10(g) shall be construed to require any Lender to disclose any information with respect to its tax affairs.

                  (h) The agreements in this Section shall survive the termination of this Agreement, the termination of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

                  3.11 Indemnity. The Company agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Company or any Subsidiary Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Company or any Subsidiary Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(b) default by the Company or any Subsidiary Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Company or any Subsidiary Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit in the applicable currency for a comparable period with leading banks in the interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Company by any Lender and setting forth in reasonable detail the calculation thereof shall be delivered to the Company and shall be conclusive in the absence of manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. This covenant shall survive the termination of this Agreement, the termination of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

                  3.12 Mitigation Obligations. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.9 or 3.10(a) with respect to such Lender, it will use reasonable efforts (subject to overall policy considerations of such Lender) to avoid or minimize the amounts payable, including, without limitation, to designate another lending office for any Loans affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates with the object of avoiding the consequences of such event; provided, that such designation or assignment is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending offices to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Company or the Subsidiary Borrowers or the rights of any Lender pursuant to Section 3.9 or 3.10(a).

                  3.13 Replacement of Lenders. The Company shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 3.9 or 3.10(a), (b) defaults in its obligation to make Loans hereunder,
(c) defaults in its obligations under Section 11.15 or (d) becomes a Non-Consenting Lender, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have taken all action required under Section 3.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.9 or 3.10(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement,
(v) the Company shall be liable to such replaced Lender under Section 3.11 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
11.6 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Company and the Subsidiary Borrowers shall pay all additional amounts (if any) required pursuant to Section 3.9 or 3.10(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Company, any Subsidiary Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. In the event that
(x) the Company has requested the Lenders to consent to a departure or waiver of any of the provisions of the Loan Documents or to agree to any other modification thereto, (y) the consent, waiver or other modification in question requires the agreement of all of the Lenders in accordance with the terms of
Section 11.1 and (z) Lenders holding at least 80% of the Total Revolving Commitments then in effect (or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding) have agreed to such consent, waiver or other modification, then any Lender who does not agree to such consent, waiver or other modification shall, for purposes of this Section, be deemed a "Nonconsenting Lender".

                  3.14 Foreign Currency Exchange Rate. (a) No later than 1:00 P.M., New York City time, on each Calculation Date with respect to a Foreign Currency, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to such Foreign Currency, provided that, upon receipt of a borrowing request pursuant to Section 2.17, the Administrative Agent shall determine the Exchange Rate with respect to the relevant Foreign Currency in accordance with the foregoing (it being acknowledged and agreed that the Administrative Agent shall use such Exchange Rate for the purposes of determining compliance with Section 2.16 with respect to such borrowing request). The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 2.19(a), 3.7, 11.17 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

                  (b) No later than 5:00 P.M., New York City time, on each Reset Date and each Borrowing Date with respect to Foreign Currency Loans, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of the principal amounts of the Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans to be made or repaid on such date).

                  (c) The Administrative Agent shall promptly notify the Company of each determination of an Exchange Rate hereunder.

                  3.15 Subsidiary Borrowers. The Company may designate any Restricted Subsidiary of the Company which conducts a substantial portion of its business outside the United States of America as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Restricted Subsidiary and the Company and upon such delivery such Restricted Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Restricted Subsidiary, whereupon such Restricted Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. The Administrative Agent shall promptly notify the Lenders at each such designation. Notwithstanding the preceding sentence, (i) in no event shall there be more than five Subsidiary Borrowers at any one time and (ii) no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any Subsidiary Borrower Obligation of such Subsidiary Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall nevertheless be effective to terminate such Subsidiary Borrower's right to make further borrowings under this Agreement.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as at June 30, 2001 (the "Pro Forma Balance Sheet"), copies of which have prior to the Closing Date been furnished to the Administrative Agent for distribution to each Lender as of the Closing Date, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made and the New Senior Notes to be issued on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Company as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Company and its consolidated Restricted Subsidiaries as at June 30, 2001, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 2000, and the related consolidated statements of operations and comprehensive income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at June 30, 2001, and the related unaudited consolidated statements of operations and comprehensive income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the Closing Date, no Group Member has any material Guarantee Obligations, material contingent liabilities and liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments (including any material interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives entered into outside of the ordinary course of business), that are not reflected in the most recent financial statements referred to in this paragraph (other than the New Senior Note Indenture, the execution and delivery of the Loan Documents and supplements to the Existing Senior Indentures executed in connection with this Agreement) or any development or event that has been disclosed publicly in the Company's filings with the SEC on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001). During the period from December 31, 2000 to and including the Closing Date there has been no Disposition by any Group Member of any material part of its business or property (other than any development or event that has been disclosed publicly in the Company's filings with the SEC on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001).

                  4.2 No Change. Since December 31, 2000, there has been no development or event (other than any development or event that has been disclosed publicly in the Company's filings with the SEC on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001) that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of Subsidiaries, where the failure to be so organized, validly existing or in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure so to qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Company, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Company, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by any Loan Party in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section
4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law binding upon it or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

                  4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property (other than Intellectual Property), except (i) for such assets and properties as are no longer being used or useful in the conduct of its businesses or have been disposed of in compliance with this Agreement and (ii) where the failure could not reasonably be expected to result in a Material Adverse Effect. None of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9 Intellectual Property. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (b) no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Company know of any valid basis for any such claim; and
(c) the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

                  4.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge (other than (a) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect). Except as permitted under Section 7.3, no tax Lien has been filed.

                  4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Company, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

                  4.13 ERISA. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan; (b) each Plan has complied with the applicable provisions of ERISA and the Code; (c) no termination of a Single Employer Plan has occurred; (d) no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; (e) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; (f) neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (g) no such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. As of the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other similar agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary, except as permitted by the Loan Documents. As of the Closing Date, the only Restricted Subsidiaries of the Company that qualify as Material Subsidiaries under clause (a) of the definition thereof are Jiffy Lube International, Inc., Jiffy Lube International of Maryland, Inc., Medo Industries, Inc. and Blue Coral-Slick 50, Ltd., and the other Material Subsidiaries are Q Lube, Inc., Blue Coral-Slick 50, Inc., Blue Coral Inc., Rain-X Corporation, Pennzoil-Quaker State Canada Company, Pennzoil-Quaker State Canada Holdings Company, Pennzoil-Quaker State International Corporation and Pennzoil-Quaker State Investment Company. As of the Closing Date, each Subsidiary is a Restricted Subsidiary.

                  4.16 Use of Proceeds. The proceeds of the Revolving Loans, the Swingline Loans and the Letters of Credit shall be used to refinance indebtedness of the Company, to finance the working capital needs of the Company and its Restricted Subsidiaries and for general corporate purposes of the Company and its Restricted Subsidiaries, and the proceeds of the Foreign Currency Loans shall be used to finance the general corporate purposes of the Company and the relevant Subsidiary Borrower.

                  4.17 Environmental Matters. Except (i) as set forth on
Schedule 4.17 or (ii) as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any applicable Environmental Law;

                  (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability with respect to any Group Member attributable to Materials of Environmental Concern or noncompliance with applicable Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability of a Group Member under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability of a Group Member under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any applicable Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under applicable Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the Business; and

                  (g) no Group Member has assumed any liability of any other Person under applicable Environmental Laws.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in respect of the circumstances under which they were made, not misleading as of the date made or deemed made; provided, that with respect to the projections and pro forma financial information contained in the materials referenced above, the Company only represents that they are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party (other than the future impact of generally known industry-wide risks normally associated with the type of business conducted by the Company and its Subsidiaries) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. Each Collateral Agreement is effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the relevant Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the relevant Collateral Agreement, when financing statements and other filings specified on Schedule 4.19 in appropriate form are filed in the offices specified on Schedule 4.19, each Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the relevant Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  4.20 Solvency. The Company and its Restricted Subsidiaries, on a consolidated basis and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit, of the following conditions precedent:

                  (a) Credit Agreement; Collateral Agreements. The Administrative Agent shall have received (i) this Agreement or, in the case of the Lenders, an Addendum, executed and delivered by the Administrative Agent, the Company and each Person listed on Schedule 1.1A, (ii) each Collateral Agreement, executed and delivered by the Company and each Subsidiary Guarantor which is a party thereto, (iii) the Collateral Sharing Agreement, executed and delivered by the Collateral Agent and the Company, (iv) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party and (v) an Acknowledgement and Consent in the form attached to the Shared Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

                  In the event that any one or more Persons listed on Schedule 1.1A have not executed and delivered an Addendum on the date scheduled to be the Closing Date (each such Person being referred to herein as a "Non-Executing Person"), the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Company and the Administrative Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of the Revolving Commitments that would have been held by the Non-Executing Persons (subject to each such Designated Lender's consent and its execution and delivery of an Addendum). Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Revolving Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

                  (b) Other Transactions. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                           (i) the Company shall have received at least
                  $250,000,000 in gross cash proceeds from the issuance of the New Senior Notes; and

                           (ii) The Administrative Agent shall have received
                  satisfactory evidence that the Amended and Restated Credit Agreement, dated as of December 14, 2000, among the Company, the lenders party thereto and The Chase Manhattan Bank, as administrative agent, has been terminated and all amounts owing thereunder have been paid in full and all letters of credit issued and outstanding thereunder have been assumed as Existing Letters of Credit hereunder.

                  (c) Pro Forma Balance Sheet; Financial Statements. The Administrative Agent shall have received, for each Lender, (i) the Pro Forma Balance Sheet and (ii) the financial statements described in
         Section 4.1(b).

                  (d) Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect (except for any approvals as to which the failure to obtain could not reasonably be expected to have a Material Adverse Effect), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

                  (e) Lien Searches. Except as set forth in Schedule 5.1, the Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located in the United States, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by
         Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (f) Environmental Condition. The Administrative Agent shall be reasonably satisfied with the environmental condition of the real property owned or leased by the Company and its Restricted Subsidiaries.

                  (g) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all reasonable out-of-pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (h) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. Except as set forth in
         Schedule 5.1, the Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

                  (i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Baker Botts, L.L.P., counsel
                  to the Company and the other Loan Parties, substantially in the form of Exhibit E; and

                           (ii) the legal opinion of local counsel in each of
                  Arizona, Maryland and Ohio.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (j) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement and the Shared Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                  (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                  (l) Solvency Certificate. The Administrative Agent shall have received a satisfactory solvency certificate from the chief financial officer of the Company that shall document the solvency of the Company and its Restricted Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby.

                  (m) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2(a) of the Guarantee and Collateral Agreement and Section 5.2(a) of the Shared Collateral Agreement.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan or issue any Letter of Credit requested to be made or issued by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date (except those that by their terms are limited to a specified date, which shall be true and correct only as of such specified date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Company or any Subsidiary Borrower hereunder shall constitute a representation and warranty by the Company or such Subsidiary Borrower, as the case may be, as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                  5.3 Additional Conditions to Each Subsidiary Borrower Credit Event. The agreement of each Lender to make the initial extension of credit requested to be made by it to any Subsidiary Borrower on any date is also subject to the satisfaction of the following conditions precedent:

                  (a) Borrowing Subsidiary Agreement. The Administrative Agent shall have received the Borrowing Subsidiary Agreement for such Subsidiary Borrower executed and delivered by the Company and such Subsidiary Borrower.

                  (b) Opinions. The Administrative Agent shall have received a favorable written opinion of counsel for such Subsidiary Borrower (which counsel shall be reasonably acceptable to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent, and covering such other matters (including matters of the type described in Section 3.9 or 3.10) relating to such Subsidiary Borrower or its Borrowing Subsidiary Agreement as the Required Lenders shall reasonably request.

                  (c) Other Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Subsidiary Borrower, the authorization of the transactions contemplated hereby relating to such Subsidiary Borrower and any other legal matters relating to such Subsidiary Borrower, its Borrowing Subsidiary Agreement or such transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Company hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Company shall and shall cause each of its Restricted Subsidiaries and, with respect to Section 6.10, each of its Unrestricted Subsidiaries, to:

                  6.1 Financial Statements and Other Information. Furnish to the Administrative Agent:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing (it being understood that, to the extent the foregoing are contained in the Company's Annual Report on Form 10-K, the Company may satisfy the foregoing requirement by delivering copies of its Annual Report on Form 10-K);

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) (it being understood that, to the extent the foregoing are contained in the Company's Quarterly Report on Form 10-Q, the Company may satisfy the foregoing requirement by delivering copies of its Quarterly Report on Form 10-Q); and

                  (c) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, under the Exchange Act.

All such financial statements referred to in Section 6.1(a) and (b) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). The Company may satisfy the requirements with respect to delivery of the financial statements, reports, proxy statements and other materials referred to in this
Section 6.1 by making such materials available on either the EDGAR System or its Home Webpage.

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent (or, in the case of clause (d), to the relevant Lender):

                  (a) within 10 days after the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default with respect to the observance or performance of any agreement contained in Section
         7.1 of this Agreement, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) within 10 days after the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, no Default or Event of Default has occurred (other than a Default in respect of Section 6.1(a), 6.1(b), 6.2(a) or 6.2(b)) except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing information and calculations reasonably necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein (including, without limitation, Sections 6.9(d) (attaching copies of consolidating financial statements of the Company and its Restricted Subsidiaries supporting the calculations required therefor) and 7.1) as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any copyrights, trademarks and patents registered by any Loan Party in the United State Copyright, Trademark or Patent Offices since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

                  (c) promptly after the effectiveness thereof, copies of any amendment, supplement, waiver or other modification with respect to the New Senior Note Indenture or any of the Existing Senior Notes Indentures; and

                  (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or (b) where the failure to so pay, discharge or otherwise satisfy could not reasonably be expected to have a Material Adverse Effect.

                  6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Sections 7.4 and 7.5 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted provided that the foregoing shall not prohibit any sale, lease, transfer, merger, consolidation, amalgamation, liquidation, winding-up or dissolution permitted under Section 7.4 or 7.5, and provided further, that nothing in this clause (a) shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any property if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary; and (b) maintain with financially sound and reputable insurance companies (or pursuant to a program of self-insurance deemed prudent and consistent with sound business practice by the board of directors of the Company) insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (or, in lieu of or supplemental to such insurance, adopt such other plan or method of protection, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties or liabilities, or otherwise, and consistent with sound business practice, as may be determined by the board of directors of the Company).

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries, as required by GAAP and all Requirements of Law, shall be made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and its independent accountants, all at such reasonable times and as often as reasonably requested provided however, that with respect to discussions with the Company's independent accountants, the Company shall be given the opportunity to have a representative present during such discussions; provided, further, notwithstanding the provisions of Section 11.5, the Administrative Agent or the Lender making such inspection and visitation hereby releases the Company, its Affiliates, and their officers, directors, employees, and agents against any claim for injury to the Administrative Agent or such Lender (or the representatives thereof) during such inspection and visitation; provided, further, that neither the Company nor any of its Subsidiaries shall be required to disclose to the Administrative Agent, any Lender or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney's work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information. The Company shall pay or reimburse the reasonable and documented expenses of the inspections and visitations made by the Administrative Agent and any Lender pursuant to this Section 6.6, except that such expenses shall not be the responsibility of the Company more than once per calendar year, unless a Default has occurred and is continuing at the time of the inspection and visitation, in which case the Company shall pay or reimburse such expenses.

                  6.7 Notices. Upon a Responsible Officer obtaining knowledge thereof, promptly give notice to the Administrative Agent of:

                  (a) the occurrence of any Default or Event of Default (other than a Default in respect of Section 6.1(a), 6.1(b), 6.2(a) or 6.2(b));

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time affecting the Company or any of its Subsidiaries, that in either case could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Company or any of its Subsidiaries which relates to any Loan Document;

                  (d) the following events that, alone or together, could reasonably be expected to result in liability of the Company and its Restricted Subsidiaries in an aggregate amount exceeding $2,500,000, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

                  6.8 Environmental Laws. Except where the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse
Effect:

                  (a) Comply in all material respects with, and use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding applicable Environmental Laws, except to the extent that any such order or directive is being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

                  6.9 Additional Collateral, etc. Subject to Section 11.14:

                  (a) With respect to any property (which would have been Collateral as of the Closing Date under the terms of the Guarantee and Collateral Agreement and the Shared Collateral Agreement had such property been owned as of the Closing Date) acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below and (y) property acquired by any Foreign Subsidiary) as to which the Collateral Agent does not have a perfected Lien, promptly upon the Administrative Agent's reasonable request (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement and the Shared Collateral Agreement or such other documents as the Administrative Agent deems reasonably necessary or advisable to grant to the Collateral Agent a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Agent a perfected first priority security interest in such property (other than Liens permitted by Section 7.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the relevant Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                  (b) With respect to any new Material Subsidiary (other than a Foreign Subsidiary or Unrestricted Subsidiary) created, acquired or designated after the Closing Date by any Loan Party (which, for the purposes of this paragraph (b), shall include any existing Domestic Subsidiary that becomes a Material Subsidiary or any Material Subsidiary that ceases to be a Foreign Subsidiary or Unrestricted Subsidiary, as the case may be), promptly, upon the Administrative Agent's request, (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement and the Shared Collateral Agreement as the Administrative Agent deems reasonably necessary or advisable to grant to the Collateral Agent a perfected first priority security interest in the Capital Stock of such new Material Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party and (iii) cause such new Material Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and the Shared Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Collateral Agent a perfected first priority security interest in the Collateral described in the relevant Collateral Agreements with respect to such new Material Subsidiary (other than Liens permitted by Section 7.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by each Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Material Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (c) With respect to any new direct Foreign Subsidiary which is a Material Subsidiary (other than an Unrestricted Subsidiary) created or acquired after the Closing Date by any Loan Party, promptly upon the Administrative Agent's request (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement and the Shared Collateral Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the Collateral Agent a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 66-2/3% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Collateral Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) If, at any time, the Company and the Subsidiary Guarantors collectively (after intercompany eliminations of investments in Subsidiaries, affiliated accounts receivable and intercompany sales) account for less than 80% of Consolidated Total Assets or less than 80% of Consolidated Total Revenues for the four fiscal quarters of the Company most recently ended, promptly designate additional Restricted Subsidiaries as Material Subsidiaries pursuant to an officers' certificate delivered to the Administrative Agent for such purposes such that, after giving effect thereto, the Company and the Subsidiary Guarantors collectively (after intercompany eliminations of investments in Subsidiaries, affiliated accounts receivable and intercompany sales) account for greater than 80% of Consolidated Total Assets and greater than 80% of Consolidated Total Revenues for the four fiscal quarters of the Company most recently ended, and, in connection with the foregoing, promptly comply with the requirements of Section 6.9(b).

                  6.10 Agreements Respecting Unrestricted Subsidiaries. (a) Operate each Unrestricted Subsidiary in such a manner as to make it apparent to all creditors of such Unrestricted Subsidiary that such Unrestricted Subsidiary is a legal entity separate and distinct from the Company or any Restricted Subsidiary and as such is solely responsible for its debts, and such manner shall include, but shall not be limited to, the maintenance of a separate board of directors for such Unrestricted Subsidiary.

                  (b) In connection with any Indebtedness, Guarantee Obligations or other obligations incurred by each Unrestricted Subsidiary, incur such obligations only to the extent that they constitute Non-Recourse Obligations.

                  6.11 Post-Closing Matters. Complete the matters set forth in
Schedule 5.1 within sixty days after the Closing Date.

                         SECTION 7. NEGATIVE COVENANTS

                  The Company hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  7.1 Financial Condition Covenants.

                  (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                             Consolidated
        Fiscal Quarter Ending               Leverage Ratio
        ---------------------               --------------
             December 31, 2001                  5.25:1.0
              March 31, 2002                    5.25:1.0
               June 30, 2002                    5.25:1.0
            September 30, 2002                  5.25:1.0
             December 31, 2002                   5.0:1.0
              March 31, 2003                     5.0:1.0
               June 30, 2003                     5.0:1.0
            September 30, 2003                   5.0:1.0
     December 31, 2003 and thereafter           4.75:1.0

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company ending after the Closing Date to be less than 2.0:1.0.

                  (c) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                          Consolidated Senior Secured
           Fiscal Quarter Ending                Leverage Ratio
           ---------------------          ---------------------------

             December 31, 2001                      4.25:1.0
              March 31, 2002                        4.25:1.0
               June 30, 2002                        4.25:1.0
            September 30, 2002                      4.25:1.0
             December 31, 2002                       4.0:1.0
              March 31, 2003                         4.0:1.0
               June 30, 2003                         4.0:1.0
            September 30, 2003                       4.0:1.0
     December 31, 2003 and thereafter               3.75:1.0

                  (d) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than $675,000,000.

                  7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of (i) the Company to any Restricted Subsidiary, (ii) any Restricted Subsidiary which is not a Subsidiary Guarantor to any Restricted Subsidiary which is not a Subsidiary Guarantor, (iii) any Subsidiary Guarantor to the Company or any Restricted Subsidiary, (iv) subject to Section 7.8(h), any Restricted Subsidiary which is a Foreign Subsidiary to the Company or any other Restricted Subsidiary and (v) subject to Section 7.8(v), any Restricted Subsidiary which is a Domestic Subsidiary but not a Subsidiary Guarantor to the Company or any other Restricted Subsidiary;

                  (c) Guarantee Obligations incurred by (i) the Company of obligations of any Subsidiary Guarantor, (ii) any Restricted Subsidiary which is not a Subsidiary Guarantor of obligations of any Restricted Subsidiary which is not a Subsidiary Guarantor, (iii) any Restricted Subsidiary of obligations of the Company or any other Restricted Subsidiary, (iv) subject to Section 7.8(h), the Company and any Subsidiary Guarantor of obligations of any Restricted Subsidiary which is a Foreign Subsidiary and (v) subject to Section 7.8(v), the Company and any Subsidiary Guarantor of obligations of any Restricted Subsidiary which is a Domestic Subsidiary but not a Subsidiary Guarantor;

                  (d) Indebtedness listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing the principal amount thereof);

                  (e) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including Capital Lease Obligations incurred pursuant to this paragraph (e)), and extensions, renewals and replacements of any such

         Indebtedness that do not increase the outstanding principal amount thereof, in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

                  (f) (i) Indebtedness of the Company in respect of the New Senior Notes in an aggregate principal amount not to exceed $250,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

                  (g) Indebtedness of the Company in respect of the Existing Senior Notes;

                  (h) Indebtedness under Hedge Agreements; provided such Hedge Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the board of directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries permitted under this Agreement;

                  (i) Indebtedness in respect of the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate principal amount not to exceed $170,000,000 at any time and Indebtedness of any Receivables Entity under the related Purchase Money Notes;

                  (j) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of any such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with the relevant disposition;

                  (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, instruction or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of incurrence;

                  (l) Guarantee Obligations of the Company in connection with the sale of (i) notes receivable under the PLCAC Agreement so long as the aggregate outstanding amount of such Guarantee Obligations does not exceed $48,000,000 at any time and (ii) Guarantee Obligations in connection with accounts receivable in which the account debtor is an entity located outside the United States in connection with the sale of such accounts receivable in the ordinary course of business and consistent with past practice;

                  (m) Guarantee Obligations of the Company in connection with fast lube customer agreements so long as the aggregate outstanding principal amount of Indebtedness of fast lube customers so guaranteed does not exceed $11,700,000 at any time;

                  (n) Indebtedness (i) assumed in connection with the acquisition of any assets or (ii) of any Person that becomes a Subsidiary after the date hereof; provided that (A) in the case of clause (i), such Indebtedness is not created in contemplation of or in connection with such acquisition, (B) in the case of clause (ii), such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (C) the aggregate principal amount of Indebtedness permitted by this clause (n) shall not exceed $25,000,000 at any time outstanding;

                  (o) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (p) Capital Lease Obligations in an aggregate principal amount not to exceed $70,000,000 at any one time outstanding;

                  (q) Capital Lease Obligations arising out of the leasing of assets pursuant to Sale-Leaseback Transactions permitted hereunder;

                  (r) Indebtedness in currencies other than Dollars in an aggregate principal amount (based on the Dollar Equivalent thereof), together with the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans, not to exceed the Foreign Currency Equivalent of $75,000,000;

                  (s) Indebtedness in respect of take-or-pay or put-or-pay agreements in the ordinary course of business;

                  (t) Limited Recourse Obligations; and

                  (u) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount (for the Company and all Restricted Subsidiaries) not to exceed $30,000,000 at any one time outstanding.

                  7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes, assessments or other governmental charges or claims not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation or securing liability to insurance carriers under insurance or self-insurance in the ordinary course of business;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, subleases or licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, or deposits as security for contested taxes (so long as adequate reserves with respect thereto are maintained on the books of the Company and its Restricted Subsidiaries, as the case may be, in conformity with GAAP) or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2 (and Liens securing any permitted refinancing, refunding, renewal or extension thereof), provided that no such Lien is spread to cover any additional property after the Closing Date (other than pursuant to the terms thereof as in effect on the date hereof) and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Company or any other Restricted Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition, construction or improvement of fixed or capital assets, including Capital Lease Obligations, provided that (i) such Liens shall be created within 180 days after the acquisition or the completion of such construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and any after-acquired assets or property affixed or appurtenant thereto and proceeds in respect thereof and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor or licensor under any lease, sublease, license or similar agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) judgment Liens not giving rise to an Event of Default so long as (i) such Lien is adequately bonded within 30 days of the creation thereof and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired, unless such legal proceedings could reasonably be expected to have a Material Adverse Effect and (ii) the holder of such judgment has not attached or seized any assets of the Company or the Restricted Subsidiaries or commenced any legal proceedings in respect thereof;

                  (k) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, including dedicated cash collateral accounts to secure obligations under letters of credit;

                  (l) Liens on property (and after-acquired assets or property affixed or appurtenant thereto and proceeds in respect thereof) of a Person at the time such Person becomes a Restricted Subsidiary; provided that (i) such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; (ii) any such Lien shall cover only the property of the Person becoming a Restricted Subsidiary and shall not extend to any other property owned by the Company or any other Restricted Subsidiary; and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Restricted Subsidiary;

                  (m) Liens on property existing at the time the Company or a Restricted Subsidiary acquired the property (and after-acquired assets or property affixed or appurtenant thereto and proceeds in respect thereof); provided that (i) such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition,
         (ii) such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary and (iii) such Liens do not by their terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such property is acquired;

                  (n) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor (other than a Receivables Entity) and Liens securing Indebtedness or other obligations of a Restricted Subsidiary which is not a Subsidiary Guarantor owing to another Restricted Subsidiary which is not a Subsidiary Guarantor;

                  (o) Liens on assets transferred to a Receivable Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

                  (p) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice;

                  (q) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to an indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement;

                  (r) Liens on property (and after-acquired assets or property affixed or appurtenant thereto and proceeds in respect thereof) that is subject to a Sale-Leaseback Transaction or Capital Lease Obligation permitted under this Agreement;

                  (s) Liens securing reimbursement obligations in respect of (i) documentary letters of credit, provided that such Liens cover only the documents, the goods covered thereby and the proceeds thereof or cash collateral provided with respect thereto (not in excess of the undrawn face amount thereof), and (ii) bankers' acceptances created in respect of drawings under such letters of credit, provided that such Liens cover only the specific goods financed under such letter of credit and the proceeds thereof;


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


                  (t) Liens arising from the Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

                  (u) Liens on accounts receivable in which the account debtor is an entity located outside the United States in connection with the sale of such accounts receivable in the ordinary course of business and consistent with past practice;

                  (v) Limited Recourse Stock Pledges; and

                  (w) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Company and all Restricted Subsidiaries) $30,000,000 at any one time.

                  7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a) any Person may be merged, amalgamated or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any Restricted Subsidiary (provided that, except to the extent permitted under Section 7.8(h) or 7.8(v), if such Restricted Subsidiary is a Subsidiary Guarantor, the continuing or surviving corporation shall also be a Subsidiary Guarantor);

                  (b) any Restricted Subsidiary may Dispose of any or all of its assets (i) to the Company or any Restricted Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5 (other than Section 7.5 (c)), provided that except to the extent permitted under Section 7.8(h) or 7.8(v), if any such Restricted Subsidiary Disposing of any or all of its assets to another Restricted Subsidiary is a Subsidiary Guarantor, the Restricted Subsidiary to which such assets are sold or transferred must also be a Subsidiary Guarantor;

                  (c) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation;

                  (d) any Restricted Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; and

                  (e) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States in order to realize tax benefits, so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) such merger does not materially adversely affect the rights of the Lenders, (iii) the continuing or surviving corporation expressly assumes all of the obligations of the Company hereunder pursuant to assumption documents reasonably satisfactory to the Administrative Agent and (iv) each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to maintain in favor of the Collateral Agent a perfected Lien on the Collateral effected thereby shall have been filed, registered or recorded.

                  7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory and Cash Equivalents in the ordinary course of business;

                  (c) Dispositions permitted by Section 7.4(a), (b) and (d);

                  (d) the sale or issuance of any Restricted Subsidiary's Capital Stock (i) to the Company or any Restricted Subsidiary, (ii) in connection with the allocation of directors' qualifying shares of such Capital Stock or (iii) to the shareholders of such Restricted Subsidiary in connection with the formation thereof;

                  (e) the Disposition of any Unrestricted Subsidiary by the Company or any Restricted Subsidiary;

                  (f) Dispositions of current or former lube stores and associated assets (including, without limitation, undeveloped lube store properties), provided that the Net Cash Proceeds of such Disposition shall be applied, at the Company's option, (i) toward the permanent reduction of the Revolving Commitments as set forth in
         Section 2.7(b) or (ii) reinvested within 180 days after such Disposition in other lube stores and associated assets (including, without limitation, undeveloped lube store properties);

                  (g) the Disposition of the Capital Stock or assets consisting of the Slick 50 division of Blue Coral-Slick 50, Ltd., Blue Coral-Slick 50, Inc., Petrolon Europe Ltd. and/or Blue Coral, Inc. (collectively, the "Slick 50 Companies") and any related assets owned by the Company or any Restricted Subsidiary and used in the conduct of the Slick 50 business, provided that (i) if such Disposition does not occur within 180 days after the Closing Date, the Net Cash Proceeds of such Disposition pursuant to this Section 7.5(g) shall be applied toward the permanent reduction of the Revolving Commitments as set forth in
         Section 2.7(b) and (ii) any Disposition pursuant to this paragraph shall only be permitted pursuant to this Section 7.5(g) to the extent it constitutes a Disposition of the assets consisting of the Slick 50 division of the Slick 50 Companies and any related assets owned by the Company or any Restricted Subsidiary and used in the conduct of the Slick 50 business as of the Closing Date and any assets consisting of the Slick 50 division acquired by the Slick 50 Companies or any such related assets in the ordinary course of business;


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


                  (h) Dispositions of property, within 180 days after the acquisition of such property, in connection with a Sale-Leaseback Transaction with respect to such property, so long as any Capital Lease Obligations related thereto are permitted under Section 7.2;

                  (i) Dispositions of property in connection with Sale-Leaseback Transactions that result in the creation of Capital Lease Obligations of the Company or its Restricted Subsidiaries otherwise permitted by
         Section 7.2;

                  (j) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" made in connection with a Qualified Receivables Transaction;

                  (k) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

                  (l) sales of notes receivable (including, without limitation, any collateral securing such notes, all contracts and guarantees or other obligations in respect thereof and all proceeds of the foregoing) pursuant to the PLCAC Agreement;

                  (m) sales of Indebtedness of fast lube customers in connection with the financing thereof so long as the aggregate outstanding principal amount of such Indebtedness does not exceed $11,700,000 at any time;

                  (n) sales of accounts receivable in which the account debtor is an entity located outside the United States in the ordinary course of business and consistent with past practice;

                  (o) Dispositions permitted by Section 7.6 or 7.8;

                  (p) any operating leases entered into in the ordinary course of business;

                  (q) in connection with and to the extent required to effect an Investment permitted under Section 7.8, any rights offering to all the shareholders of Pennzoil-Quaker State India Limited, Pennzoil-Quaker State France S.A. or any other Foreign Subsidiary for which such rights offering is the only alternative allowed under applicable law to increase paid-in capital; and

                  (r) the Disposition of property having a fair market value not to exceed in the aggregate for any fiscal year of the Company an amount equal to 10% of Consolidated Net Tangible Assets as of the end of the immediately preceding fiscal year of the Company, provided that the aggregate fair market value of property Disposed in connection with Sale-Leaseback Transactions pursuant to this paragraph (r) shall not exceed an amount equal to 5% of Consolidated Net Tangible Assets as of the end of the immediately preceding fiscal year of the Company.

                  7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in Capital Stock of the Person making such dividend or in options, warrants or


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


other rights to purchase such Capital Stock of such Person) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that, so long as no Default or Event of Default shall have occurred and be continuing:

                  (a) any Restricted Subsidiary may make Restricted Payments to the Company or any Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

                  (b) the Company may pay dividends to its shareholders in an aggregate amount not to exceed (i) $2,500,000 for the period of the 2001 fiscal year of the Company following the Closing Date and (ii) $10,000,000 in any fiscal year of the Company thereafter; provided that such amount may be increased by the proportionate amount by which the number of outstanding shares of Capital Stock of the Company is increased after the Closing Date as a result of the issuance of any such Capital Stock by the Company (i) for cash or in consideration for the retirement of Indebtedness of the Company or any Restricted Subsidiary or (ii) pursuant to any of its employee benefits or compensation plans; provided, further, that the Company may pay a dividend to its shareholders pursuant to this clause (b), notwithstanding that a Default or Event of Default has occurred and is continuing at the time of such payment, if such dividend was declared at a time when no Default or Event of Default had been occurring and continuing;

                  (c) any defeasance, purchase or redemption of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

                  (d) the purchase, redemption or other acquisition, cancellation or retirement for value (either directly or through an intermediary) of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $2,000,000 in the aggregate during any calendar year and $5,000,000 in the aggregate for all such redemptions and repurchases subsequent to the Closing Date;

                  (e) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;

                  (f) the acquisition in open-market purchases of the Company's common Capital Stock for contributions to its employee stock purchase and deferred compensation plans in the


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


ordinary course of business or payments in settlement of stock appreciation rights existing on the Closing Date in an amount not to exceed (i) $500,000 for the period of the 2001 fiscal year of the Company following the Closing Date,
(ii) $2,000,000 in any fiscal year of the Company thereafter or (iii) $4,000,000 in the aggregate subsequent to the Closing Date; and

                  (g) repricing of employee stock options or repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof.

                  7.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Company and its Restricted Subsidiaries which, when added to the aggregate amount of Permitted Acquisitions pursuant to 7.8(f), do not exceed $70,000,000 during the 2001 fiscal year of the Company, $90,000,000 during the 2002 fiscal year of the Company, $95,000,000 during the 2003 fiscal year of the Company or $100,000,000 during the 2004 fiscal year of the Company; provided that 50% of such permitted Capital Expenditures and Permitted Acquisitions not expended in any fiscal year of the Company may be carried forward into the next succeeding fiscal year of the Company; provided further that any amounts carried forward from a prior fiscal year of the Company may not be carried forward into the next succeeding fiscal year of the Company.

                  7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any Permitted Acquisition of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in cash and Cash Equivalents in the ordinary course of business;

                  (c) Guarantee Obligations permitted by Section 7.2;

                  (d) loans and advances to employees, officers and directors of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any one time outstanding;

                  (e) intercompany Investments by any Group Member in the Company or any Person that, prior to such investment, is a Subsidiary Guarantor;

                  (f) Permitted Acquisitions the aggregate amount of which, when added to the aggregate amount of Capital Expenditures, do not exceed $70,000,000 during the 2001 fiscal year of the Company, $90,000,000 during the 2002 fiscal year of the Company, $95,000,000 during the 2003 fiscal year of the Company or $100,000,000 during the 2004 fiscal year of the Company; provided that 50% of such permitted Capital Expenditures and Permitted Acquisitions not expended in any fiscal year of the Company may be carried forward into the next succeeding fiscal year of the Company; provided further that any amounts carried forward from a prior fiscal year of the Company may not be carried forward into the next succeeding fiscal year of the Company;


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


                  (g) Investments (i) to the extent made with the proceeds of the issuance of the Capital Stock of the Company within six months after such issuance (it being understood that, to the extent such proceeds are used to finance such Investments, such proceeds may not be used to make Capital Expenditures except to the extent such Investments constitute Capital Expenditures) or (ii) to the extent the consideration for which consists of Capital Stock of the Company;

                  (h) subject to Section 6.9(d), Investments in Foreign Subsidiaries by the Company or any Subsidiary Guarantor in an aggregate amount (after giving effect to any reductions in the aggregate amount of Investments made pursuant to this clause (h) as a result of the receipt of cash due to the Disposition thereof, including through liquidation, repayment or other reduction, including by way of Disposition, dividend or distribution, the aggregate amount of such reductions not to exceed the aggregate amount of such Investments outstanding and previously made pursuant to this clause (h)) not to exceed $30,000,000, provided that the Company or any Subsidiary Guarantor may make additional Investments in Foreign Subsidiaries in an aggregate amount not to exceed $20,000,000 if, at the time of such Investment and after giving effect thereto, the Consolidated Total Leverage Ratio as at the last day of the most recently ended fiscal quarter of the Company is less than or equal to 3.0:1.0, provided, further, that for purposes of this clause (h), any recharacterization of any existing Investment in a Foreign Subsidiary shall not be deemed to be an additional Investment in such Foreign Subsidiary and any Investment by any Subsidiary Guarantor in any Foreign Subsidiary which is financed with the proceeds of an Investment in such Subsidiary Guarantor by any Restricted Subsidiary which is not a Subsidiary Guarantor shall not be included for purposes of determining compliance with the limits set forth in this clause (h);

                  (i) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note or any equity interest or interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

                  (j) loans made or repurchased pursuant to the PLCAC Agreement or the financing contemplated by the agreements referred to in Section 7.2(m);

                  (k) the repurchase of accounts receivable in which the account debtor is an entity located outside the United States in the ordinary course of business and consistent with past practice;

                  (l) in addition to Investments otherwise expressly permitted by this Section, Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount (valued at cost) not to exceed (i) $1,900,000 for the period of the 2001 fiscal year of the Company following the Closing Date or (ii) $7,500,000 in any fiscal year of the Company thereafter (after giving effect to any reductions in the aggregate amount of Investments made pursuant to this clause (l) as a result of the receipt of cash due to the Disposition thereof, including through liquidation, repayment or other reduction,


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


         including by way of Disposition, dividend or distribution, the aggregate amount of such reductions not to exceed the aggregate amount of such Investments outstanding and previously made pursuant to this clause (l));

                  (m) loans or advances to employees or directors of the Company or any Restricted Subsidiary the proceeds of which are used to purchase Capital Stock of the Company in an aggregate amount not in excess of $2,000,000 at any one time outstanding;

                  (n) Investments in any Joint Venture or Unrestricted Subsidiary made during any fiscal year of the Company or within 45 days after the end of such fiscal year in amounts that, together with all other Investments made in such Joint Venture or Unrestricted Subsidiary during such fiscal year in reliance on this clause (n) during such fiscal year or within 45 days after the end of such fiscal year, do not exceed the amount of dividends or distributions previously paid during such fiscal year to the Company or any Restricted Subsidiary by such Joint Venture or Unrestricted Subsidiary;

                  (o) notes receivable owing to the Company or any Restricted Subsidiary in the ordinary course of business and consistent with past practice in an additional amount not to exceed (i) $10,000,000 for the period of the 2001 fiscal year of the Company following the Closing Date and (ii) $30,000,000 in any fiscal year of the Company thereafter;

                  (p) Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction or settlement of judgments, litigations or arbitrations, or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

                  (q) Investments made as a result of the receipt of (i) non-cash consideration from a Disposition that was made pursuant to and in compliance with this Agreement in an aggregate amount (valued at cost) not to exceed 20% of the consideration for any such Disposition and (ii) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted or monetized by the Company or such Restricted Subsidiary into cash;

                  (r) Investments in existence on the Closing Date;

                  (s) Hedging Agreements, commodity price protection agreements and commodity hedging agreements, in each case incurred in compliance with this Agreement;

                  (t) Limited Recourse Stock Pledges and Investments resulting from Limited Recourse Obligations;

                  (u) endorsements of negotiable instruments and documents in the ordinary course of business;

                  (v) Investments by any Restricted Subsidiary which is not a Subsidiary Guarantor in any other Restricted Subsidiary which is not a Subsidiary Guarantor;


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


                  (w) subject to Section 6.9(d), Investments by the Company or any Subsidiary Guarantor in any Domestic Subsidiary which is not a Subsidiary Guarantor;

                  (x) Investments consisting of loans made by the Company or any Subsidiary Borrower to any Foreign Subsidiary financed with the proceeds of any Foreign Currency Loan; and

                  (y) Permitted Acquisitions or other acquisitions of assets (other than Capital Stock or Indebtedness of a Person which is not a Restricted Subsidiary after giving effect to such transaction) financed with (i) the Net Cash Proceeds of any Disposition (other than a Disposition in connection with a Sale-Leaseback Transaction) permitted under Section 7.5 to the extent such Net Cash Proceeds are used to finance such expenditure within 12 months after such Disposition or
         (ii) a contemporaneous exchange of like-kind assets of equivalent value.

                  7.9 Optional Payments and Modifications of Certain Debt Instruments; Synthetic Purchase Agreements. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the New Senior Notes or the Existing Senior Notes, other than (i) the payment, prepayment, repurchase, redemption or defeasance of up to $87,500,000 in principal amount of the New Senior Notes with the proceeds of the sale or issuance of the Company's Capital Stock pursuant to the terms of the New Senior
Note Indenture, (ii) payments in connection with the exercise of put rights by the holders of the 9.40% Senior Notes Due 2002 pursuant to the terms of the 1999 Indenture and the repurchase of the 9.40% Senior Notes Due 2002 in the open market by the Company and (iii) any payment, prepayment, repurchase, redemption or defeasance of the Existing Senior Notes made with the proceeds of the issuance of the Company's Capital Stock; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the New Senior Notes or any of the Existing Senior Notes that would shorten the maturity or increase the amount of any payment of principal thereof or increase the rate or shorten any date for payment of interest thereon and does not involve the payment of a consent fee;
(c) enter into or be party to, or make any payment under, any Synthetic Purchase Agreement; or (d) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Excel Paralubes Partner Loan Agreement, the Excel Paralubes Sponsor Agreement, the PLCAC Agreement or any agreement referred to in Section 7.2(m), in each case that would materially adversely affect the rights of the Lenders, taken as a whole, provided that any amendment, modification, waiver or other change that increases or could increase the financial obligations of the Company or its Restricted Subsidiaries under any such agreement shall be deemed to materially adversely affect the rights of the Lenders. In addition, the Company shall not (i) permit any Unrestricted Subsidiary to make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the New Senior Notes or the Existing Senior Notes that could not be made directly by the Company in accordance with the provisions of this Section 7.9 or
(ii) furnish any funds to or make any Investment in an Unrestricted Subsidiary or other Person for purposes of enabling it to make any such payment, prepayment, repurchase, redemption, defeasance or segregation.


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


                  7.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company or any Restricted Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  The preceding paragraph will not apply to:

                  (ii) any Restricted Payment permitted to be made pursuant to this Agreement;

                  (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business, or indemnification pursuant to the Company's or a Restricted Subsidiary's charter or by-laws or applicable corporate law, to or with officers, directors or employees of the Company and its Restricted Subsidiaries;

                  (iv) loans or advances to officers, employees or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries to the extent permitted under this Agreement;

                  (v) any transaction between or among the Company and/or Restricted Subsidiaries (other than Receivable Entities) to the extent permitted under this Agreement;

                  (vi) the payment of reasonable and customary fees and other compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company;

                  (vii) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of the agreements set forth on Schedule 7.10, as to which the Company or any of its Restricted Subsidiaries is a party, on the one hand, and an Affiliate other than the Company or a Restricted Subsidiary, on the other hand, on the Closing Date, as these agreements may be amended modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Closing Date will be permitted only to the extent that its terms are not more materially disadvantageous, taken as a whole, to the Lenders than the terms of the agreements in effect on the Closing Date;

                  (viii) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and Investments in connection with a Qualified Receivables Transaction, in each case to the extent permitted under this Agreement; and

                  (ix) sales of Capital Stock of the Company to the extent not prohibited by this Agreement.

                  7.11 Changes in Fiscal Periods. Permit the fiscal year of the Company to end on a day other than December 31 or change the Company's method of determining fiscal quarters.

                  7.12 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) the Existing Senior Indentures and the New Senior Note Indenture and (c) any agreements containing encumbrances or restrictions on the assets of the Company and its Material Subsidiaries otherwise permitted by Section 7.13(ii), (iii), (iv), (v), (vi), (vii), (ix) and
(x) (in which case, any prohibition or limitation shall only be effective against the assets so encumbered or restricted).

                  7.13 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any other Restricted Subsidiary of the Company, (b) make loans or advances to, or other Investments in, the Company or any other Restricted Subsidiary of the Company or (c) transfer any of its assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

                  (i) any encumbrance or restriction existing under the Loan Documents or the New Senior Note Indenture;

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

                  (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (ii) of this paragraph or this clause
         (iii) or contained in any amendment to an agreement referred to in clause (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in such agreements referred to in clause (ii) of this paragraph on the Closing Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;


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                  (iv) in the case of clause (c) of the first paragraph of this covenant, any encumbrance or restriction:

                           (A) that restricts in a customary manner the
                  subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

                           (B) contained in mortgages, pledges or other security
                  agreements permitted under this Agreement securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

                           (C) any restrictions in agreements governing Capital
                  Lease Obligations or Sale-Leaseback Transactions, to the extent such restrictions relate to the property or assets that are the subject of such Capital Lease Obligations or Sale-Leaseback Transactions; and

                           (D) pursuant to customary provisions restricting
                  dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary to the extent permitted under this Agreement;

                  (v) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (c) of the first paragraph of this covenant on the property so acquired;

                  (vi) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of assets (including the Capital Stock or assets of such Restricted Subsidiary) (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                  (vii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

                  (viii) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements;

                  (ix) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the board of directors or senior management of the Company, are necessary to effect such Qualified Receivables Transaction; and

                  (x) pursuant to agreements listed on Schedule 7.13.

                  7.14 Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Company and its Restricted


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Subsidiaries are engaged on the date of this Agreement or that are reasonably related, ancillary or complementary thereto.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Company or any Subsidiary Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Company or any Subsidiary Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Company only), Section 6.7(a) or Section 7 of this Agreement or Section 5.5(b) or 5.9 of the Guarantee and Collateral Agreement or Section 5.5(b) or 5.9 of the Shared Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Company from the Administrative Agent or the Required Lenders; or

                  (e) any Group Member (other than a Receivables Entity) shall
         (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Reimbursement Obligations, the Loans and Permitted Non-Recourse Indebtedness) on the scheduled or original due date with respect thereto, and such failure shall continue unremedied beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case (other than for purposes of Section 5.2) continuing after any applicable notice and grace periods, if any, provided in the instrument or agreement under which such Indebtedness was created, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute a Default or an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; provided, further, that (x) the exercise of put rights by the holders of the 9.40% Senior Notes Due 2002 pursuant to the terms of the 1999 Indenture, (w) any demand for payment under the Ohio Loan, (y) obligations to repurchase receivables in connection with the financing thereof (other than in connection with a termination of such financing) and (z) any demand for payment under a documentary letter of credit in accordance with its terms, in each case shall not constitute a Default or Event of Default under clause (iii) of this paragraph; or

                  (f) (i) any Group Member (other than any Receivables Entity or an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or any Group Member (other than any Receivables Entity or an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than any Receivables Entity or an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member (other than any Receivables Entity or an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member (other than any Receivables Entity or an Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than any Receivables Entity or an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single

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


         Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees of a court of competent jurisdiction shall be entered against any Group Member (other than any Receivables Entity or an Immaterial Subsidiary) involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage or which has been determined to be applicable by a final nonappealable determination by a court of competent jurisdiction) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or (ii) any Lien created by any of the Security Documents shall, by reason of any breach by any Loan Party thereto of any of its covenants or other obligations contained in such Security Documents, cease to be enforceable and of the same effect and priority purported to be created thereby (and, in the case of any Lien purported to be created under any Security Document that shall cease to be valid and perfected with respect to Collateral having a fair market value not in excess of $1,000,000, all necessary action to cause such Lien to be valid and perfected is not completed within 10 days after receipt by the Company of notice of such invalidity or non-perfection from the Administrative Agent), except as a result of (x) the Disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (y) the failure of the Administrative Agent to maintain possession of possessory Collateral after delivery thereof to the Administrative Agent to the extent required by the Security Documents; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement or in Section 2 of the Shared Collateral Agreement shall cease, for any reason (other than in accordance with the terms hereof or thereof), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Company; (ii) the board of directors of the Company shall cease to consist of a majority of Continuing Directors; or (iii) a Specified Change of Control shall occur; or


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


                  (l) any "Termination Event" under any Qualified Receivables Transaction or any similar such event or occurrence as defined in the documentation relating to any Qualified Receivables Transaction, or any event or circumstance (so long as such event or circumstance arises out of a breach of a covenant or a representation or warranty applicable to the Qualified Receivables Transaction or any applicable condition precedent) entitling the Persons purchasing, or financing the purchase of, receivables under any Qualified Receivables Transaction to stop so purchasing or financing (other than by reason of the occurrence of the stated expiry date of such Qualified Receivables Transaction), provided that (i) any notices or cure periods that are conditions to the rights of such Persons to stop purchasing, or financing the purchase of, such receivables have been given or have expired, as the case may be and
         (ii) obligations to repurchase receivables in connection with any Qualified Receivables Transaction (other than in connection with any such Termination Event or other event or circumstance described above) shall not constitute a Default or Event of Default under this paragraph;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent and hereby pledged to the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.


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                             SECTION 9. THE AGENTS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  The Issuing Lender and the Foreign Currency Lenders shall act on behalf of the Three-Year Revolving Lenders with respect to Letters of Credit and Foreign Currency Loans issued or made under this Agreement and the documents associated therewith. It is understood and agreed that the Issuing Lender and the Foreign Currency Lenders (a) shall have all of the benefits and immunities
(i) provided to the Agents in this Section 9 with respect to acts taken or omissions suffered by the Issuing Lender and Foreign Currency Lenders in connection with Letters of Credit and Foreign Currency Loans issued or made under this Agreement and the documents associated therewith as fully as if the term "Agents", as used in this Section 9, included the Issuing Lender and the Foreign Currency Lenders with respect to such acts or omissions and (ii) as additionally provided in this Agreement and (b) shall have all of the benefits of the provisions of Section 9.7 and Section 10 as fully as if the term "Agents", as used in Section 9.7 and Section 10, included the Issuing Lender and the Foreign Currency Lenders.

                  9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the


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


agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company or the Subsidiary Borrowers and without limiting the obligation of the Company and the Subsidiary Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the termination of the Letters of Credit and payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. Each Agent in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent in its individual capacity shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the


                                       92
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Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10 Collateral Agent. The Collateral Agent shall be entitled to the benefits of the Collateral Sharing Agreement with respect to Collateral that is governed by the Guarantee and Collateral Agreement.

                  9.11 Co-Documentation Agents and Syndication Agent. Neither the Co-Documentation Agents nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.


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                              SECTION 10. GUARANTEE

                  10.1 Guarantee. (a) To induce the Agents and the Lenders to execute and deliver this Agreement and to make the extensions of credit provided for herein to the Subsidiary Borrowers, the Company hereby unconditionally and irrevocably guarantees to the Agents and the Lenders and their respective successors, permitted transferees and permitted assigns, the prompt and complete payment and performance by the Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations. The Company further agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by any Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Subsidiary Borrower Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Section 10. This Guarantee shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full, the Revolving Commitments are terminated and no Letter of Credit remains outstanding, notwithstanding that from time to time prior thereto the Subsidiary Borrowers may be free from any Subsidiary Borrower Obligations. For purposes of this
Section 10, each Foreign Currency Lender shall be deemed to be a "Lender".

                  (b) No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by any Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company under this Section 10, which shall, notwithstanding any such payment or payments, remain in full force and effect until the Subsidiary Borrower Obligations are paid in full, the Revolving Commitments are terminated and no Letter of Credit remains outstanding. The Company agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent or any Lender on account of its liability under this Section 10, it will notify the Administrative Agent and such Agent or Lender in writing that such payment is made under this Section 10 for such purpose.

                  10.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 10, the Company shall not be entitled to be subrogated to any of the rights of any Agent or any Lender against any Subsidiary Borrower or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any Subsidiary Borrower or any other Subsidiary Guarantor in respect of payments made by the Company hereunder, until all amounts owing to the Agents and the Lenders by the Subsidiary Borrowers on account of the Subsidiary Borrower Obligations are paid in full, the Revolving Commitments are terminated and no Letter of Credit remains outstanding. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Subsidiary Borrower Obligations shall not have been paid in full, the Revolving Commitments shall not have been terminated or any Letter of Credit is outstanding, such amount shall be held by the Company in trust for the Agents and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent, for the benefit of the Lenders, in the exact form received by the Company (duly indorsed by the


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Company to the Administrative Agent, if required), to be applied against the
Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this section shall survive the termination of the guarantee contained in this Section 10 and the payment in full of the Subsidiary Borrower Obligations and the termination of the Revolving Commitments. Until all the Obligations shall have been paid in full (by a Subsidiary Guarantor or otherwise), each Subsidiary Guarantor hereby also waives any right or remedy which such Subsidiary Guarantor would then have or thereafter acquire, by way of subrogation or otherwise, as to any collateral or security for the Obligations if such collateral or security at any time secures any other obligations to any of the Lenders or any Lender Affiliate.

                  10.3 Amendments, etc. with respect to the Subsidiary Borrower
Obligations: Waiver of Rights. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Subsidiary Borrower Obligations made by any Agent or any Lender may be rescinded by such Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and (subject to Section 11.1) the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent or any Lender, and this Agreement, the other Loan Documents, and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time, and any collateral security, guarantee or right of offset at any time held by any Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Agent or Lender nor any of their respective Affiliates shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this
Section 10 or any property subject thereto. When making any demand hereunder against the Company, any Agent or any Lender may, but shall be under no obligation to, make a similar demand on the relevant Subsidiary Borrower or any other guarantor, and any failure by any Agent or any Lender to make any such demand or to collect any payments from such Subsidiary Borrower or any such other guarantor or any release of such Subsidiary Borrower or such other guarantor shall not relieve the Company of its obligations or liabilities under this Section 10, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  10.4 Guarantee Absolute and Unconditional. The Company waives, to the fullest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by any Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in to this Section 10; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between the Subsidiary Borrowers, on the one hand, and the Agents and the Lenders, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10. Except as otherwise provided in


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Section 8, the Company waives, to the fullest extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Subsidiary Borrowers with respect to the Subsidiary Borrower Obligations. To the fullest extent permitted by law, the Guarantee contained in this Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any Note, any other Loan Document, any of the Subsidiary Borrower Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Subsidiary Borrowers against any Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Subsidiary Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary Borrowers for the Subsidiary Borrower Obligations, or of the Company under the guarantee contained in this Section 10, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Company, any Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Subsidiary Borrowers or any other Person or against any guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by any Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Subsidiary Borrowers or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Subsidiary Borrowers or any such other Person or of any such guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or any Lender against the Company. The guarantee contained in this Section 10 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors, and shall inure to the benefit of the Agents and the Lenders, and their respective successors, permitted transferees and permitted assigns, until all the Subsidiary Borrower Obligations and the obligations of the Company under this Section 10 shall have been satisfied by payment in full, the Revolving Commitments shall be terminated and no Letter of Credit shall be outstanding, notwithstanding that from time to time during the term of this Agreement the Subsidiary Borrowers may be free from any Subsidiary Borrower Obligations.

                  10.5 Reinstatement. The guarantee contained in this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, such Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.


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                           SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the expiration date of any Letter of Credit to a date later than the Three-Year Revolving Termination Date, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (iii) reduce the percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Company or any Subsidiary Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Collateral Agreements, in each case without the written consent of all Lenders;
(iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of
Section 2.4 or 2.5 without the written consent of the Swingline Lender; (vi) amend, modify or waive any provision of Sections 2.8 through 2.15 without the written consent of the Issuing Lender; (vii) amend, modify or waive any provision of Sections 2.16 through 2.19 without the consent of all the Foreign Currency Lenders or (viii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the


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Company and the Subsidiary Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.

                  11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Subsidiary Borrowers and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Company and Subsidiary
     Borrowers:                     700 Milam
                                    Houston, Texas 77002
                                    Attention: Assistant Treasurer - Corporate
                                    Finance
                                    Telecopy:  713-546-6040
                                    Telephone: 713-546-4000

      Administrative Agent:         600 Travis Street, 20th Floor
                                    Houston, Texas 77002
                                    Attention: Peter Licalzi
                                    Telecopy:  713-216-4117
                                    Telephone: 713-216-8869

      London Agent:                 9 Thomas Moore Street
                                    London, E1 9YT, United Kingdom
                                    Attention: Steve Clarke
                                    Telecopy:  44-207-777-2360/2085
                                    Telephone: 44-207-777-2353

      With a copy to:               Loan and Agency Services
                                    The Chase Manhattan Bank
                                    One Chase Manhattan Plaza, 8th Floor
                                    New York, New York 10081
                                    Attention: Muniram Appanna
                                    Telecopy:  212-552-3295
                                    Telephone: 212-552-7943

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.


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                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  11.5 Payment of Expenses and Taxes. The Company and the Subsidiary Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than the type described in clause (a) above) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"), provided, that the Company and the Subsidiary Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent


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such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or arise from disputes among the Lenders. Without limiting the foregoing, and to the extent permitted by applicable law, each of the Company and each Subsidiary Borrower agrees not to assert and to cause its Restricted Subsidiaries not to assert, and hereby waives and agrees to cause its Restricted Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature under or related to Environmental Laws that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 11.5 shall be payable not later than 30 days after written demand therefor. Statements payable by the Company pursuant to this Section 11.5 shall be submitted to Loan and Agency Services Group, 8th Floor, 1 Chase Manhattan Plaza, New York, New York (Telephone No. 212-552-7446) (Telecopy No. 212-552-3295), at the address of the Company set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. Each Indemnitee shall give prompt notice to the Company of any claim for indemnification under this Section 11.5 by such Indemnitee and shall consult with the Company in the conduct of such Indemnitee's legal defense of such claim; provided, however, that an Indemnitee's failure to give such prompt notice to the Company or to seek such consultation with the Company shall not constitute a defense to any claim for indemnification by such Indemnitee unless, and only to the extent that, such failure materially prejudices the Company. The agreements in this Section 11.5 shall survive termination of the Letters of Credit and repayment of the Loans and all other amounts payable hereunder.

                  11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, each Subsidiary Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that neither the Company nor any Subsidiary Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender other than any Conduit Lender may, without the consent of the Company, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities that make, purchase or invest in bank loans (each, a "Participant") participating interests in any Loan owing to such Lender, any Revolving Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Company, the Subsidiary Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Company and each Subsidiary Borrower agree that if amounts outstanding under this Agreement


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and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Company and each Subsidiary Borrower also agree that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.11 with respect to its participation in the Revolving Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section 3.10, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender other than any Conduit Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the Company and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity that makes, purchases or invests in bank loans (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless otherwise agreed by the Company and the Administrative Agent, (i) no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000, and (ii) after giving effect to any proposed assignment, the Aggregate Exposure of the Assignor shall be at least $5,000,000, in each case except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 11.6, the consent of the Company shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(a) or Section 8(f) (with respect to the Company) shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Company or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 11.6(c).


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


                  (d) The Administrative Agent shall, on behalf of the Company and the Subsidiary Borrowers, maintain at its address referred to in Section
11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, each Subsidiary Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 11.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

                  (g) The Company and each Subsidiary Borrower, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph
(f) above.

                  (h) Each of the Company, each Subsidiary Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  11.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest.

                  (b) If (i) an Event of Default shall have occurred and be continuing and (ii) the Loans shall have been declared due and payable pursuant to the provisions of Section 8, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company or any Subsidiary Borrower, any such notice being expressly waived by the Company and each Subsidiary Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Company or any Subsidiary Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company or any Subsidiary Borrower. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

                  11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Company, the Subsidiary Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12 Submission To Jurisdiction; Waivers. Each of the Company and each Subsidiary Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company and to each Subsidiary Borrower at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  11.13 Acknowledgements. Each of the Company and each Subsidiary Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or any Subsidiary Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Company and the Subsidiary Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company, the Subsidiary Borrowers and the Lenders.

                  11.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take any action requested by the Company having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1 or (ii) under the circumstances described in paragraph (b) or (c) below, and the Administrative Agent shall promptly deliver any instruments and perform such acts as are necessary to evidence such release.

                  (b) If no Default or Event of Default has occurred and is continuing and the Company and the Subsidiary Guarantors collectively (after intercompany eliminations of investments in Subsidiaries, affiliated accounts receivable and intercompany sales) account, on a consolidated basis, for greater than 80% of Consolidated Total Assets and greater than 80% of Consolidated Total Revenues for the four fiscal quarters of the Company most recently ended, the Company may request that the Administrative Agent release the Collateral owned by any Subsidiary Guarantor which is not a Material Subsidiary, the release of the shares of Capital Stock of such Subsidiary Guarantor pledged pursuant to the Guarantee and Collateral Agreement and the Shared Collateral Agreement and the release of the guarantee obligations of such Subsidiary Guarantor, and the Administrative Agent shall promptly deliver any instruments and perform such acts as are necessary to evidence such release, provided that no such release shall be effected if, after giving effect thereto, the Company and the Subsidiary Guarantors collectively (after intercompany eliminations of investments in Subsidiaries, affiliated accounts receivable and intercompany sales) account, on a consolidated basis, for less than 80% of Consolidated Total Assets or less than 80% of Consolidated Total Revenues for the four fiscal quarters of the Company most recently ended.

                  (c) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding (unless such Letters of Credit shall have been cash collateralized in accordance with this Agreement), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  11.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than as a result of breach of this Section 11.15 by the Administrative Agent or such Lender, as the case may be, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  11.16 WAIVERS OF JURY TRIAL. THE COMPANY, EACH SUBSIDIARY BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.17 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Subsidiary Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Company and each Subsidiary Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; subject to Section 11.18, if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company and each Subsidiary Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Company and the Subsidiary Borrowers contained in this Section 11.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  11.18 Limitation on Obligations of Subsidiary Borrowers. Notwithstanding any provision contained herein or in any of other the Loan Documents to the contrary, in no event shall any Subsidiary Borrower be liable or otherwise responsible, nor shall any assets of such Subsidiary Borrower be pledged as Collateral or deemed to be Collateral for any Obligations other than Obligations for principal, interest, fees and commissions with respect to Loans made directly to such Subsidiary Borrower and for costs and expenses related solely to such Loans, and in no event shall any of the provisions contained herein or therein be construed or interpreted to cause any Subsidiary Borrower to be considered a pledgor or guarantor of any Obligation of the Company, any Subsidiary Guarantor or any other Person pursuant to Section 956(d) of the Internal Revenue Code of 1986, as amended, or pursuant to any regulations thereunder, including, but not limited to, Regulation 1.956-2(c).

                  11.19 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  11.20 Delivery of Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                             PENNZOIL-QUAKER STATE COMPANY

                             By: /s/ THOMAS P. KELLAGHER
                                 ----------------------------------------------
                                 Name:  Thomas P. Kellagher
                                 Title: Group Vice President and
                                        Chief Financial Officer


                             THE CHASE MANHATTAN BANK, as
                             Administrative Agent and as a Lender

                             By: /s/ RUSSELL A. JOHNSON
                                 ----------------------------------------------
                                 Name:  Russell A. Johnson
                                 Title: Vice President


                             CITICORP USA, INC., as Syndication Agent and as a Lender

                             By: /s/ LYDIA G. JUNEK
                                 ----------------------------------------------
                                 Name:  Lydia G. Junek
                                 Title: Vice President


                             THE BANK OF NOVA SCOTIA, as
                             Co-Documentation Agent and as a Lender

                             By: /s/ M.D. SMITH
                                 ----------------------------------------------
                                 Name:  M.D. Smith
                                 Title: Agent


                             DEUTSCHE BANK AG NEW YORK BRANCH,
                             as Co-Documentation Agent and as a Lender

                             By: /s/ ALEXANDER KAROW     /s/ CHRISTIAN DALLWITZ
                                 ----------------------------------------------
                                 Name:  Alexander Karow  Christian Dallwitz
                                 Title: Vice President   Vice President

                                 LENDER ADDENDUM

                  The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2001 (the "Credit Agreement"), among Pennzoil-Quaker State Company (the "Company"), the subsidiary Borrowers party thereto, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Company in an aggregate principal amount not to exceed the amount of its 364-Day Revolving Commitment or Three-Year Revolving Commitment, as applicable, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.



                                           BANK ONE, NA (Main Office - Chicago)
                                           ------------------------------------
                                                    (Name of Lender)


                                           By: /s/ DANIEL A. DAVIS
                                               --------------------------------
                                               Name:  Daniel A. Davis
                                               Title: Vice President



Dated as of November 2, 2001

                                 LENDER ADDENDUM

                  The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2001 (the "Credit Agreement"), among Pennzoil-Quaker State Company (the "Company"), the subsidiary Borrowers party thereto, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Company in an aggregate principal amount not to exceed the amount of its 364-Day Revolving Commitment or Three-Year Revolving Commitment, as applicable, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.



                                           The Bank of Tokyo-Mitsubishi, Ltd.
                                           ------------------------------------
                                                    (Name of Lender)

                                           By: /s/ KELTON GLASSCOCK
                                               --------------------------------
                                               Name:  Kelton Glasscock
                                               Title: Vice President and Manager



Dated as of November 2, 2001

                                 LENDER ADDENDUM

                  The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2001 (the "Credit Agreement"), among Pennzoil-Quaker State Company (the "Company"), the subsidiary Borrowers party thereto, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Company in an aggregate principal amount not to exceed the amount of its 364-Day Revolving Commitment or Three-Year Revolving Commitment, as applicable, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.



                                           BNP Paribas
                                           ------------------------------------
                                                    (Name of Lender)


                                           By: /s/ JOE ONISCHUK
                                              ---------------------------------
                                              Name:  Joe Onischuk
                                              Title: Director

                                           By: /s/ LARRY ROBINSON
                                               --------------------------------
                                               Name:  Larry Robinson
                                               Title: Vice President


Dated as of November 2, 2001

                                 LENDER ADDENDUM

                  The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2001 (the "Credit Agreement"), among Pennzoil-Quaker State Company (the "Company"), the subsidiary Borrowers party thereto, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Company in an aggregate principal amount not to exceed the amount of its 364-Day Revolving Commitment or Three-Year Revolving Commitment, as applicable, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.


                           Dresdner Bank AG, New York and Grand Cayman Branches
                           ----------------------------------------------------
                                            (Name of Lender)


                           By: /s/ J. MICHAEL LEFFLER
                               ------------------------------------------------
                               Name:  J. Michael Leffler
                               Title: Director

                           By: /s/ JASMINE XINYUE GEFFNER
                               ------------------------------------------------
                               Name:  Jasmine Xinyue Geffner, CFA
                               Title: Associate


Dated as of November 2, 2001

                                 LENDER ADDENDUM

                  The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2001 (the "Credit Agreement"), among Pennzoil-Quaker State Company (the "Company"), the subsidiary Borrowers party thereto, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Company in an aggregate principal amount not to exceed the amount of its 364-Day Revolving Commitment or Three-Year Revolving Commitment, as applicable, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.


                                 Wells Fargo Bank (Texas), National Association
                                 ----------------------------------------------
                                              (Name of Lender)


                                 By: /s/ KAREN PATTERSON
                                     ------------------------------------------
                                     Name:  Karen Patterson
                                     Title: Vice President



Dated as of November 2, 2001

                                 LENDER ADDENDUM

                  The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of November 2, 2001 (the "Credit Agreement"), among Pennzoil-Quaker State Company (the "Company"), the subsidiary Borrowers party thereto, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and The Chase Manhattan Bank, as Administrative Agent, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Company in an aggregate principal amount not to exceed the amount of its 364-Day Revolving Commitment or Three-Year Revolving Commitment, as applicable, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.



                                                Royal Bank of Canada
                                                -------------------------------
                                                        (Name of Lender)



                                                By: /s/ SHERYL L. GREENBERG
                                                    ---------------------------
                                                    Name:  Sheryl L. Greenberg
                                                    Title: Senior Manager



Dated as of November 2, 2001